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                                                                   Exhibit 10.55
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                     REVOLVING CREDIT AND GUARANTY AGREEMENT

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                                      AMONG

                               THE LTV CORPORATION
   A DEBTOR AND A DEBTOR-IN-POSSESSION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                                   AS BORROWER

                                       AND

                 THE SUBSIDIARIES OF THE BORROWER NAMED HEREIN,
EACH A DEBTOR AND A DEBTOR-IN-POSSESSION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                                  AS GUARANTORS

                                       AND

                             THE BANKS PARTY HERETO,

                                       AND

                            THE CHASE MANHATTAN BANK,

                  AS ADMINISTRATIVE AGENT, DOCUMENTATION AGENT
                              AND COLLATERAL AGENT

                                       AND

                            JP MORGAN, A DIVISION OF

                             CHASE SECURITIES INC.,
                                 AS BOOK MANAGER
                                       AND
                                  LEAD ARRANGER

                                       AND

                      ABBEY NATIONAL TREASURY SERVICES PLC

                                   AS CO-AGENT

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                           DATED AS OF MARCH 20, 2001

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               REVOLVING CREDIT AND GUARANTY AGREEMENT
                              TABLE OF CONTENT
                                                                            Page

SECTION 1.  DEFINITIONS ...................................................... 2
            SECTION 1.01      Defined Terms .................................. 2
            SECTION 1.02      Terms Generally ............................... 16

SECTION 2.  AMOUNT AND TERMS OF CREDIT ...................................... 17
            SECTION 2.01      Commitment of the Banks ....................... 17
            SECTION 2.02      Borrowing Base ................................ 17
            SECTION 2.03      Letters of Credit ............................. 17
            SECTION 2.04      Issuance ...................................... 19
            SECTION 2.05      Nature of Letter of Credit Obligations
                              Absolute ...................................... 20
            SECTION 2.06      Making of Loans ............................... 20
            SECTION 2.07      Repayment of Loans; Evidence of Debt .......... 21
            SECTION 2.08      Interest on Loans ............................. 22
            SECTION 2.09      Default Interest .............................. 22
            SECTION 2.10      Optional Termination or Reduction
                               of Commitment ................................ 22
            SECTION 2.11      Alternate Rate of Interest .................... 22
            SECTION 2.12      Refinancing of Loans .......................... 23
            SECTION 2.13      Mandatory Prepayment; Commitment Termination;
                               Cash Collateral .............................. 24
            SECTION 2.14      Optional Prepayment of Loans; Reimbursement
                               of Banks ..................................... 25
            SECTION 2.15      Reserve Requirements; Change in
                               Circumstances ................................ 27
            SECTION 2.16      Change in Legality ............................ 28
            SECTION 2.17      Pro Rata Treatment, etc. ...................... 29
            SECTION 2.18      Taxes ......................................... 29
            SECTION 2.19      Fees .......................................... 32
            SECTION 2.20      Commitment Fee ................................ 32
            SECTION 2.21      Letter of Credit Fees ......................... 32
            SECTION 2.22      Nature of Fees ................................ 33
            SECTION 2.23      Priority and Liens ............................ 33
            SECTION 2.24      Right of Set-Off .............................. 35
            SECTION 2.25      Security Interest in Letter of Credit
                                Account ..................................... 35
            SECTION 2.26      Payment of Obligations ........................ 36
            SECTION 2.27      No Discharge; Survival of Claims .............. 36

SECTION 3.  REPRESENTATIONS AND WARRANTIES .................................. 36
            SECTION 3.01      Organization and Authority .................... 36
            SECTION 3.02      Due Execution ................................. 36
            SECTION 3.03      Statements Made ............................... 37
            SECTION 3.04      Financial Statements .......................... 37



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            SECTION 3.05      Ownership ..................................... 37
            SECTION 3.06      Liens ......................................... 37
            SECTION 3.07      Compliance with Law ........................... 38
            SECTION 3.08      Insurance ..................................... 38
            SECTION 3.09      Use of Proceeds ............................... 38
            SECTION 3.10      Litigation .................................... 39

      SECTION 4.  CONDITIONS OF LENDING ..................................... 39
            SECTION 4.01      Conditions Precedent to Initial Loans
                               and Initial Letters of Credit ................ 39
            SECTION 4.02      Conditions Precedent to Each Loan and
                               Each Letter of Credit ........................ 41

SECTION 5.  AFFIRMATIVE COVENANTS ........................................... 42
            SECTION 5.01      Financial Statements, Reports, etc. ........... 42
            SECTION 5.02      Corporate Existence ........................... 45
            SECTION 5.03      Insurance ..................................... 45
            SECTION 5.04      Obligations and Taxes ......................... 45
            SECTION 5.05      Notice of Event of Default, etc. .............. 46
            SECTION 5.06      Access to Books and Records ................... 46
            SECTION 5.07      Maintenance of Collateral Account ............. 46
            SECTION 5.08      Borrowing Base Certificate .................... 46
            SECTION 5.09      Collateral Monitoring and Review .............. 46
            SECTION 5.10      Business Plan ................................. 47
            SECTION 5.11      Restructuring Plan ............................ 47
            SECTION 5.12      Valuation of Copperweld ....................... 47
            SECTION 5.13      Sale of VP Buildings .......................... 47
            SECTION 5.14      Retention of Restructuring Consultants ........ 47
            SECTION 5.15      Payment of Litigation Fees and Expenses ....... 47

SECTION 6.  NEGATIVE COVENANTS .............................................. 48
            SECTION 6.01      Liens ......................................... 48
            SECTION 6.02      Merger, etc. .................................. 48
            SECTION 6.03      Indebtedness .................................. 48
            SECTION 6.04      Capital Expenditures .......................... 48
            SECTION 6.05      EBITDA ........................................ 49
            SECTION 6.06      Guarantees and Other Liabilities .............. 50
            SECTION 6.07      Chapter 11 Claims ............................. 50
            SECTION 6.08      Dividends; Capital Stock ...................... 50
            SECTION 6.09      Transactions with Affiliates................... 51
            SECTION 6.10      Investments, Loans and Advances ............... 51
            SECTION 6.11      Disposition of Assets ......................... 51
            SECTION 6.12      Nature of Business ............................ 51

                                       ii

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            SECTION 6.13      Working Capital Facility .......................51
            SECTION 6.14      Liquidity ......................................51

SECTION 7.  EVENTS OF DEFAULT ................................................52
            SECTION 7.01      Events of Default ..............................52

SECTION 8.  THE AGENT AND THE CO-AGENT .......................................55
            SECTION 8.01      Administration by Agent; Duties of Agent
                               and Co-Agent ..................................55
            SECTION 8.02      Advances and Payments ..........................56
            SECTION 8.03      Sharing of Setoffs and Payments ................56
            SECTION 8.04      Agreement of Required Banks ....................57
            SECTION 8.05      Liability of Agent and Co-Agent ................57
            SECTION 8.06      Reimbursement and Indemnification ..............58
            SECTION 8.07      Rights of Agent and Co-Agent ...................58
            SECTION 8.08      Independent Banks ..............................58
            SECTION 8.09      Notice of Transfer .............................59
            SECTION 8.10      Successor Agent; Co-Agent Resignation ..........59

SECTION 9.  GUARANTY .........................................................59
            SECTION 9.01      Guaranty .......................................59
            SECTION 9.02      No Impairment of Guaranty ......................60
            SECTION 9.03      Subrogation ....................................61

SECTION 10.         MISCELLANEOUS ............................................61
            SECTION 10.01     Notices ........................................61
            SECTION 10.02     Survival of Agreement, Representations and
                               Warranties, etc. ..............................61
            SECTION 10.03     Successors and Assigns .........................61
            SECTION 10.04     Confidentiality ................................64
            SECTION 10.05     Expenses .......................................64
            SECTION 10.06     Indemnity ......................................65
            SECTION 10.07     CHOICE OF LAW ..................................65
            SECTION 10.08     No Waiver ......................................65
            SECTION 10.09     Extension of Maturity ......................... 65
            SECTION 10.10     Amendments, etc. .............................. 65
            SECTION 10.11     Severability .................................. 67
            SECTION 10.12     Headings ...................................... 67
            SECTION 10.13     Execution in Counterparts ..................... 67
            SECTION 10.14     Prior Agreements .............................. 67
            SECTION 10.15     Further Assurances ............................ 67
            SECTION 10.16     WAIVER OF JURY TRIAL .......................... 67

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ANNEX A               -       Commitment Amounts

EXHIBIT A             -       Form of Final Order
EXHIBIT B             -       Form of Security and Pledge Agreement
EXHIBIT C             -       Form of Opinion of Counsel
EXHIBIT D             -       Form of Assignment and Acceptance
EXHIBIT E-1           -       Form of Borrowing Base Certificate (weekly)
EXHIBIT E-2           -       Form of Borrowing Base Certificate (monthly)

SCHEDULE 1.01         -       Existing Letters of Credit
SCHEDULE 3.01         -       Good Standing Exceptions
SCHEDULE 3.05         -       Subsidiaries
SCHEDULE 3.06         -       Liens
SCHEDULE 3.07         -       Compliance with Law
SCHEDULE 3.10         -       Litigation

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                     REVOLVING CREDIT AND GUARANTY AGREEMENT
                           Dated as of March 20, 2001

        REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of March 20, 2001, among THE LTV CORPORATION, a Delaware corporation (the "BORROWER"), a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, each of the direct or indirect subsidiaries of the Borrower signatory hereto (each a "GUARANTOR" and collectively, the "GUARANTORS"), each of which Guarantors referred to in this paragraph is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors, each a "CASE" and collectively, the "CASES"), THE CHASE MANHATTAN BANK, a New York banking corporation ("CHASE"), each of the other financial institutions from time to time party hereto (together with Chase, the "BANKS"), THE CHASE MANHATTAN BANK, as agent (in such capacity, the "AGENT") for the Banks, and ABBEY NATIONAL TREASURY SERVICES PLC ("ABBEY"), as co-agent (in such capacity, the "CO-AGENT") for the Banks.

                        INTRODUCTORY STATEMENT

        On December 29, 2000, the Borrower and the Guarantors filed voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their assets and in the management of their business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

        The Borrower has applied to the Banks for a revolving credit and letter of credit facility in an aggregate principal amount not to exceed
$581,868,616.74, all of the Borrower's obligations under which are to be guaranteed by the Guarantors.

        The proceeds of the Loans will be used (x) to repurchase the Existing Receivables Portfolio, (y) to repurchase the Existing Inventory Portfolio and
(z) for working capital purposes of the Borrower and the Guarantors.

        To provide guarantees and security for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents (including, without limitation, the Obligations of the Borrower under Section 6.03 (vi)), the Borrower and the Guarantors will provide to the Agent and the Banks the following (each as more fully described herein):

        (a) a guaranty from each of the Guarantors of the due and punctual payment and performance of the obligations of the Borrower hereunder;

        (b) as to the Obligations of the Borrower and the Guarantors, an allowed administrative expense claim in each of the Cases pursuant to Section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code but PARI PASSU with the other Superpriority Claims referred to in Section 2.23(a)(i)(A) and (B); and


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        (c) as to the Obligations of the Borrower and the Guarantors, perfected
Liens, pursuant to Section 364(c)(2) and Section 364(c)(3) of the Bankruptcy Code, upon all of the assets and property and the proceeds thereof of the Borrower and the Guarantors as more fully set forth in Section 2.23 hereof and on all cash and cash equivalents in the Letter of Credit Account, PROVIDED that following the Termination Date, amounts in the Letter of Credit Account shall not be subject to the Carve-Out hereinafter referred to.

        All of the claims and the Liens granted hereunder in the Cases to the Agent and the Banks shall be subject to the Carve-Out to the extent provided in
Section 2.23.

        Accordingly, the parties hereto hereby agree as follows:

SECTION 1.  DEFINITIONS

        SECTION 1.01 DEFINED TERMS.

        As used in this Agreement, the following terms shall have the meanings specified below:

        "ABBEY" shall have the meaning set forth in the Introduction.

        "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

        "ABR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Section 2.

        "ADJUSTED LIBOR RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the quotient of (a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves. For purposes hereof, the term "LIBOR RATE" shall mean the rate at which dollar deposits approximately equal in principal amount to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

        "ADJUSTED NET ELIGIBLE ACCOUNTS RECEIVABLE" shall be equal to (a) Net Eligible Accounts Receivable minus (b) the Dilution Reserve.

        "ADVANCE RATE" shall mean, with respect to each category of Eligible Inventory (i) 25% with respect to Raw Materials and (ii) 65% with respect to Steel Products Inventory.

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        "AFFILIATE" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a "CONTROLLED PERSON") shall be deemed to be "controlled by" another Person (a "CONTROLLING PERSON") if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

        "AGENT" shall have the meaning set forth in the Introduction.

        "AGREEMENT" shall mean this Revolving Credit and Guaranty Agreement, as the same may from time to time be further amended, modified or supplemented.

        "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced. "BASE CD RATE" shall mean the sum of (a) the quotient of (i) the Three-Month Secondary CD Rate divided by (ii) a percentage expressed as a decimal equal to 100% minus Statutory Reserves and (b) the Assessment Rate. "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds

Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

        "ASSESSMENT RATE" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or any successor) of time deposits made in dollars at the Agent's domestic offices.

        "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Agent, substantially in the form of Exhibit D.

        "AVAILABLE INVENTORY" shall mean (a) with respect to each category of Eligible Inventory, an amount equal to the product of (i) the quantity of such category of Eligible Inventory times (ii) the Inventory Value of such Eligible Inventory times (iii) the Advance Rate applicable thereto; such product shall then be reduced by sum of (A) the amount of liabilities or other amounts payable with respect to such category of Eligible Inventory to Outside Processors or Third Party Warehousemen, (B) the amount of any claim secured by purchase money Liens on such category of Eligible Inventory, (C) to the extent the amount is quantifiable, the amount of any claims secured by any Liens permitted by Section
6.03 on such Collateral as to which an appropriate notice has been filed, provided, that in the case of any claims secured by a Lien described in subparagraph (i) or (ii) of the definition of "Permitted Liens" that is being contested in good faith by appropriate proceedings, only the excess, if any, of the aggregate amount of such contested claims over $10,000,000 shall be included in the amount of reduction from Available Inventory under this subclause (C), and (D) the amount of Eligible Inventory of Georgia Tubing that exceeds $6,500,000.

        "BANKRUPTCY CODE" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 ET SEQ.

        "BANKRUPTCY COURT" shall mean the United States Bankruptcy Court for the Northern District of Ohio or any other court having jurisdiction over the Cases from time to time.

        "BANKS" shall have the meaning set forth in the Introduction.

        "BILL AND HOLD" shall mean an arrangement in which any Receivables Entity, at the request of one of its customers contained in a written purchase order and/or similar writing (including any oral communication that is confirmed in writing), invoices that customer for goods but retains possession of such goods for a period of time.

        "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

        "BORROWER" shall have the meaning set forth in the Introduction.

        "BORROWING" shall mean the incurrence of Loans of a single Type made from all the Banks on a single date and having, in the case of Eurodollar Loans, a single Interest Period (with any ABR Loan made pursuant to Section 2.16 being considered a part of the related Borrowing of Eurodollar Loans).

        "BORROWING BASE" shall mean, on any date, an amount (calculated based on the most recent weekly Borrowing Base Certificate delivered to the Agent in accordance with this Agreement) that is equal to the sum of (a) 85% of Adjusted Net Eligible Accounts Receivable plus (b) Available Inventory plus (c) the Hennepin Component minus (d) the Carve-Out, provided, that the amount derived from clause (b) shall not at any time exceed 150% of the amount derived from clause (a). Borrowing Base standards may be fixed and revised from time to time by the Agent in its sole discretion in the exercise of its reasonable judgment (including without limitation, pursuant to any collateral monitoring, review or appraisal performed pursuant to Section 5.09) with any changes in such standards to be effective 10 days after delivery of notice thereof to the Borrower.

        "BORROWING BASE CERTIFICATE" shall mean a certificate substantially in the form of Exhibit E-1 and Exhibit E-2 hereto, as applicable (with such changes therein as may be required by the Agent to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified by a Financial Officer of the Borrower, which shall include appropriate exhibits and schedules as referred to therein and as provided for in Section 5.08.

        "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York or London, England are required or permitted to close (and, for a Letter of Credit, other than a day on which the Fronting Bank issuing such Letter of Credit is closed); PROVIDED, HOWEVER, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits on the London interbank market.

        "CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all expenditures (whether paid in cash and not theretofore accrued subsequent to January 1, 2001 or accrued as liabilities during such period and including that portion of any post-petition Capitalized Lease which is capitalized on the consolidated balance sheet of the Borrower and the Guarantors) net of cash amounts received by the Borrower and the Guarantors from other Persons during such period in reimbursement of Capital Expenditures made by the Borrower and the Guarantors, excluding interest capitalized during construction, made by the Borrower and the Guarantors during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and the Guarantors (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Borrower or any of the Guarantors to the extent of the gross amount of such purchase price less the book value of the equipment being traded in at such time), but excluding expenditures made in connection with the replacement or restoration of assets to the extent reimbursed or financed from (x) insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored or
(y) awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

        "CAPITALIZED LEASE" shall mean, as applied to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

        "CARVE-OUT" shall have the meaning set forth in Section 2.23.

        "CASES" shall have the meaning set forth in the Introduction.

        "CHANGE OF CONTROL" shall mean (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; or (ii) the occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by Persons who were neither (A) nominated by the Board of Directors of the Borrower nor (B) appointed by directors so nominated.

        "CHASE" shall have the meaning set forth in the Introduction.

        "CHASE SECURITIES INC." shall mean JP Morgan, a division of Chase Securities Inc.

        "CLOSING DATE" shall mean the date on which this Agreement has been executed and the conditions precedent to the making of the initial Loans set forth in Section 4.01 have been satisfied or waived, which date shall occur promptly upon entry of the Final Order, but not later than April 10, 2001.

        "CO-AGENT" shall have the meaning set forth in the Introduction.

        "CODE" shall mean the Internal Revenue Code of 1986, as amended.

        "COLLATERAL" shall mean the "Collateral" as defined in the Security and Pledge Agreement.

        "COLLECTION PERIOD" shall mean each fiscal month of the Receivables Entities.

        "COLLECTIONS" shall mean, with respect to any Receivable or all of the Receivables, as the case may be, all cash collections and other cash proceeds of such Receivable or Receivables, including all cash proceeds of Related Security with respect to such Receivable or Receivables.

        "CONSOLIDATED AFFILIATE" shall mean, with respect to any Receivables Entity, any Affiliate of such Receivables Entity whose financial statements are, or should be in accordance with GAAP, consolidated with the financial statements of such Receivable Entity.

        "COMMITMENT" shall mean, with respect to each Bank, the commitment of each Bank hereunder in the amount set forth opposite its name on Annex A hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to this Agreement.

        "COMMITMENT FEE" shall have the meaning set forth in Section 2.20.

        "COMMITMENT PERCENTAGE" shall mean at any time, with respect to each Bank, the percentage obtained by dividing its Commitment at such time by the Total Commitment at such time.

        "CONSUMMATION DATE" shall mean the date of the substantial consummation (as defined in Section 1101 of the Bankruptcy Code and which for purposes of this Agreement shall be no later than the effective date) of a Reorganization Plan that is confirmed pursuant to an order of the Bankruptcy Court.

        "COPPERWELD" shall mean, collectively, Copperweld Corporation, a Delaware corporation and all of its domestic Subsidiaries and Welded Tube Co. of America.

        "COPPERWELD TERM LOAN" shall mean the obligations created pursuant to
(i) that certain Credit Agreement dated as of November 10, 1999, as amended, among the Borrower and certain lenders with Credit Suisse First Boston as agent,
(ii) all related loan documents, security agreements, mortgages, and ancillary agreements, and (iii) the Copperweld Stipulation.

        "COPPERWELD STIPULATION" shall have the meaning set forth in Section
2.23.

        "DILUTION FACTORS" shall mean, with respect to any period, the aggregate amount of all gross credit memos, returns, adjustments, allowances, Write-Offs and other non-cash credits (excluding set-offs of pre-petition obligations) recorded as reductions of Accounts Receivable by any Receivables Entity.

        "DILUTION RATIO" shall mean, at any date, the amount (expressed as a percentage) equal to (a) the aggregate amount of the applicable Dilution Factors for the 3 most recently ended fiscal months divided by (b) total gross sales for the 3 most recently ended fiscal months.

        "DILUTION RESERVE" shall mean, at any date, the applicable Dilution Ratio multiplied by the Net Eligible Accounts Receivable on such date.

        "DOLLARS" AND "$" shall mean lawful money of the United States of America.

        "EBITDA" shall mean, for any period, all as determined in accordance with GAAP, the consolidated net income (or net loss) of the Borrower and its Subsidiaries for such period (excluding the net income (or net loss) of Trico Steel Company, L.L.C. for such period), PLUS (a) the sum of (i) depreciation expense, (ii) amortization expense, (iii) other non-cash expenses, (iv) net total Federal, state and local income tax expense, (v) gross interest expense for such period less gross interest income for such period, (vi) extraordinary losses, (vii) any non-recurring charge or restructuring charge which, in accordance with GAAP, has been deducted in the calculation of net income, (viii) the cumulative effect of any change in accounting principles and (ix) "Chapter 11 expenses" (or "administrative costs reflecting Chapter 11 expenses") as shown on the Borrower's consolidated statement of income for such period less (b) extraordinary gains PLUS or MINUS (c) the amount of cash received or expended in such period in respect of any amount which, under clause (vii) above, was taken into account in determining EBITDA for such or any prior period.

        "ELIGIBLE ACCOUNTS RECEIVABLE" shall mean, at any time, a Receivable which satisfies the following criteria:

        (a) such Receivable is (i) denominated in U.S. Dollars, (ii) non-interest bearing, and (iii) owed by an Eligible Obligor;

        (b) such Receivable is in compliance with all applicable laws, rules and regulations;

        (c) such Receivable represents a bona fide obligation resulting from a sale of goods which have been shipped or delivered or invoiced (and is not shipped on a Bill and Hold basis) or services which have been performed, and constitutes the legally valid, binding and enforceable obligation of the applicable Obligor in accordance with its terms;

        (d) such Receivable arose from the sale of merchandise or services in the ordinary course of the respective Receivables Entities' business;

        (e) such Receivable is not subject to any asserted reduction, cancellation, refund or rebate or to any dispute, offset, counterclaim, Lien (other than Liens created under the Loan Documents or that is junior to the Liens created under the Loan Documents) or other defense, provided that the Outstanding Balance of any such Receivable which is otherwise eligible and is subject only in part to any of the foregoing shall be eligible to the extent not subject to any such reduction, cancellation, refund, rebate, dispute, offset, counterclaim, Lien or other defense;

        (f) the assignment of such Receivable does not require the consent of the Obligor or any other Person other than any such consent which has been previously obtained or the requirement to obtain which is rendered ineffective by Section 9-318 of the UCC;

        (g) such Receivable was created in accordance with and otherwise complies with all applicable requirements of the credit and collection policy of the applicable Receivables Entity;

        (h) such Receivable is an "account" (and not chattel paper, a general intangible or a Receivable Note or other instrument) within the meaning of the UCC;

        (i) such Receivable is subject to a perfected first priority Lien in favor of the Agent;

        (j) such Obligor is not the subject of a voluntary or involuntary insolvency proceeding under the Bankruptcy Code, unless the Receivable arises subsequent to a decree or order for relief with respect to such Obligor under the Bankruptcy Code and the Required Banks have approved inclusion of such Obligor's Receivables in Eligible Receivables;

        (k) such Receivable is not a Write-Off;

        (l) such Receivable does not have extended terms of greater than 90 days;

        (m) such Receivable does not represent a bona fide obligation resulting from a sale of goods which have been shipped or delivered or invoiced on a cash on delivery basis;

        (n) such Receivable has not aged more than 90 days past its invoice date;

        (o) without limiting the foregoing, in determining the aggregate amount of Receivables from the same Obligor and any Affiliates thereof that are unpaid more than 90 days from the invoice date, there shall be excluded the amount of any net credit balance due and owing to the Obligor in respect of Receivables that are so unpaid; and

        (p) the Obligor (i) has not (or has not asserted a right of) setoff against the Borrower or any Guarantor or (ii) has not disputed its liability (whether by chargeback or otherwise) or made any claim with respect to such Receivables Entity which has not been resolved, in each case without duplication, to the extent of the amount owed by such Receivables Entity to the Obligor, the amount of such actual or asserted right of setoff, or the amount of such dispute or claim as the case may be.

        "ELIGIBLE ASSIGNEE" shall mean (i) a commercial bank having total assets in excess of $1,000,000,000; (ii) a finance company, insurance company or other financial institution or fund, in each case reasonably acceptable to the Agent, which in the ordinary course of business extends credit of the type contemplated herein and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA; and (iii) any other financial institution satisfactory to the Borrower and the Agent.

        "ELIGIBLE INVENTORY" shall mean all Inventory which is not Ineligible Inventory minus (i) the Shrink Reserve and (ii) the Seconds Reserve.

        "ELIGIBLE OBLIGOR" shall mean each Obligor that satisfies the following criteria:

        (a) it is not a Governmental Authority;

        (b) it is not a Consolidated Affiliate of any Receivables Entity;

        (c) no more than 50% of the aggregate Receivables owed by such Obligor and its Affiliates were (for reasons other than disputes) aged more than 90 days past their respective invoice dates;

        (d) none of the past due Receivables owed by such Obligor have been evidenced by Receivable Notes; and

        (e) it is not a Foreign Obligor.

        "EMERGENCY MOTION" shall have the meaning set forth in Section 4.01(e).

        "ENVIRONMENTAL LIEN" shall mean a Lien in favor of any Governmental Authority for (i) any liability under federal or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

        "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of Section 414(b) or (c) of the Code and the regulations promulgated and rulings issued thereunder.

        "EUROCURRENCY LIABILITIES" shall have the meaning assigned thereto in Regulation D issued by the Board, as in effect from time to time.

        "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar Loans.

        "EURODOLLAR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Section 2.

        "EVENT OF DEFAULT" shall have the meaning given such term in Section 7.

        "EXCESS CONCENTRATION BALANCES" shall mean for any Obligor and its Consolidated Affiliates, the aggregate outstanding balances of Eligible Accounts Receivables due from such Obligor and, without duplication, its Consolidated Affiliates which, expressed as a percentage of the aggregate outstanding balances of all Eligible Receivables, exceeds the following percentages for the following Obligors:

        (a) 20% for any Tier-1 Obligor;

        (b) 15% for any Tier-2 Obligor

        (c) 7.5% for any Tier-3 Obligor;

        (d) 5% for any Tier-4 Obligor; and

        (e) 3% for any Tier-5 Obligor.

        "EXISTING INVENTORY FACILITY" shall mean, collectively, the loans outstanding under (i) that certain Trust Agreement dated as of February 26, 1998 (as heretofore amended) between Steel Products and The Chase Manhattan Bank as Collateral Agent and (ii) that certain Note Purchase and Letter of Credit Agreement dated as of February 26, 1998 (as heretofore amended) among LTV Steel, the Lenders named therein, Chase Securities Inc., as Placement Agent, and The Chase Manhattan Bank as the Administrative Agent and as Collateral Agent.

        "EXISTING INVENTORY PORTFOLIO" shall mean (i) the portfolio of prepetition Inventory previously sold to Steel Products as reflected on its books and records pursuant to the Existing Inventory Facility, in existence on the Filing Date and remaining in existence on the Closing Date and (ii) the replacement liens and other interests of the lenders under the Existing Inventory Facility in the Inventory of the Sellers (as defined in the Existing Inventory Facility) arising on or after the Filing Date through and including the Closing Date pursuant to the Interim Order.

        "EXISTING LETTERS OF CREDIT" shall mean the letters of credit issued pursuant to the Existing Inventory Facility and the Existing Receivables Facility and set forth on Schedule 1.01 hereto.

        "EXISTING RECEIVABLES FACILITY" shall mean the loans outstanding under that certain Revolving Credit Agreement dated as of October 12, 1994 (as heretofore amended) among Sales Finance, the Lenders party thereto, the Issuing Bank named therein, and The Chase Manhattan Bank as Facility Agent and as Collateral Agent.

        "EXISTING RECEIVABLES PORTFOLIO" shall mean (i) the portfolio of prepetition Receivables previously sold to Sales Finance as reflected on its books and records pursuant to the Existing Receivables Facility, in existence on the Filing Date and remaining in existence on the Closing Date and (ii) the replacement liens and other interests of the lenders under the Existing Receivables Facility in the Receivables of the Sellers (as defined in the Existing Receivables Facility) arising on or after the Filing Date through and including the Closing Date pursuant to the Interim Order.

        "FEES" shall collectively mean the Commitment Fees, Letter of Credit Fees and other fees referred to in Sections 2.19, 2.20 and 2.21.

        "FILING DATE" shall mean December 29, 2000.

        "FINAL ORDER" shall have the meaning given such term in Section 4.01(b).

        "FINANCIAL OFFICER" shall mean the Chief Financial Officer, Controller, Treasurer or Assistant Treasurer of the Borrower.

        "FOREIGN OBLIGOR" shall mean any Obligor that is not a resident of a state of the United States of America, the District of Columbia, the Commonwealth of Puerto Rico or a Province of Canada (excluding Quebec, Newfoundland, Nova Scotia, New Brunswick or Prince Edward Island).

        "FRONTING BANK" shall mean Chase (or any of its banking affiliates) or such other Bank (which other Bank shall be reasonably satisfactory to the Borrower) as may agree with Chase to act in such capacity.

        "GAAP" shall mean generally accepted accounting principles in the United States of America applied in accordance with Section 1.02.

        "GEORGIA TUBING" shall mean Georgia Tubing Corporation, a Delaware corporation.

        "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.

        "GUARANTOR" shall have the meaning set forth in the Introduction.

        "HENNEPIN COMPONENT" shall mean the lesser of (i) $28,500,000 and (ii) the appraised value of the Borrower's "Hennepin Works", until such time as the Borrower shall have sold or otherwise disposed of the "Hennepin Works".

        "HENNEPIN WORKS" shall mean the real property, fixtures and equipment commonly known as the "Hennepin Works".

        "INDEBTEDNESS" shall mean, at any time and with respect to any Person,
(i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default may be limited to repossession or sale of such property), (v) all obligations of such Person under Capitalized Leases,

(vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities and all obligations of such Person in respect of (x) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest rates and (y) interest rate swap, cap or collar agreements and interest rate future or option contracts, (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

        "INELIGIBLE INVENTORY" shall mean all Inventory that:

        (a) is not owned solely by an Inventory Entity, or is on consignment or as to which such Inventory Entity does not have good, valid and marketable title thereto;

        (b) is not located at or in transit to property that is either (i) owned or leased by an Inventory Entity; provided that with respect to any Leased Premises, such Inventory Entity shall have delivered (either directly or through assignment to the Agent) an access agreement in form and substance satisfactory to the Agent executed by the lessor of such property, (ii) owned or leased by a Third-Party Warehouseman holding more than $500,000 in Inventory that has contracted with such Inventory Entity to store Inventory on such Third-Party Warehouseman's property (it being agreed that those access agreements previously delivered to the Agent are satisfactory); provided that such Inventory Entity shall have delivered (either directly or through assignment) to the Agent an access agreement in form and substance satisfactory to the Agent executed by such Third-Party Warehouseman; provided, further, that the aggregate number of locations described in clauses (i) and (ii) with respect to which such access agreements have been executed shall not exceed 60; or (iii) owned or leased by an Outside Processor holding more than $500,000 in Inventory, provided that such Inventory Entity shall have delivered (either directly or through assignment) to the Agent an access agreement executed by such Outside Processor (it being agreed that those access agreements previously delivered to the Agent are satisfactory); provided, further, that the aggregate number of locations described in this clause (iii) with respect to which such access agreements have been executed shall not exceed 60;

        (c) is not subject to a perfected first priority Lien in favor of the Agent;

        (d) is not located in the United States;

        (e) is on hand for more than 6 months since it was last processed according to the accounting policies of the respective Inventory Entity (other than Inventory that is Raw Materials that, in accordance with such accounting policies, is not aged); provided, however, that the scrap value of such Inventory, as maintained at the plant level, shall not constitute "Ineligible Inventory" by reason of this clause (e);

        (f) consists of stores and supplies as determined in accordance with the accounting policies of the respective Inventory Entity;

        (g) is classified under the heading "other" in accordance with the accounting policies of the respective Inventory Entity, provided that alloys, fuel oil, fluxes, coke by-products and scrap shall not constitute "Ineligible Inventory" by reason of this clause (g);

        (h) is iron ore located at Empire Iron Mining Partnership;

        (i) constitutes Raw Materials, but only to the extent the Inventory Value of such Raw Materials exceeds 50% of the Inventory Value of all Inventory; or

        (j) is subject to a Negotiable Document of Title, unless such Negotiable Document of Title has been delivered to the Agent and the Agent, in its sole discretion, has determined that it has the security interest in such Inventory intended to be granted under the Loan Documents with respect to Eligible Inventory.

        "INSUFFICIENCY" shall mean, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

        "INTERCREDITOR AGREEMENT" shall mean that certain Intercreditor Agreement dated as of April 2, 2001 among the Agent and Ableco Finance LLC, as the same may from time to time be amended, modified or supplement.

        "INTEREST PAYMENT DATE" shall mean (i) as to any Eurodollar Loan, the last day of each consecutive 30 day period running from the commencement of the applicable Interest Period, and (ii) as to all ABR Loans, the last calendar day of each month and the date on which any ABR Loans are refinanced with Eurodollar Loans pursuant to Section 2.12.

        "INTEREST PERIOD" shall mean, as to any Borrowing of Eurodollar Loans, the period commencing on the date of such Borrowing (including as a result of a refinancing of ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one or three months thereafter, as the Borrower may elect in the related notice delivered pursuant to Sections 2.06(b) or 2.12; PROVIDED, HOWEVER, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the Termination Date.

        "INTERIM ORDER" shall mean the Interim Order (i) Authorizing Debtors to Obtain Post- Petition Financing or Use of Cash Collateral Pursuant to 11 U.S.C. Sections 105, 361, 362, 363, 364(c)(1), 364(c)(2), 364(c)(3) and 507(b) and (II)
Granting Adequate Protection to Prepetition Parties entered on December 29,
2000.

        "INVENTORY" shall mean all inventory of the Inventory Entities in all of its forms, including, but not limited to:

        (a) all goods held for sale or lease to be furnished under contracts of service, purchase orders or otherwise or so leased;

        (b) all Raw Materials, work-in-progress, semi-finished or finished goods, and materials used or to be consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise to be used or to be consumed in the respective Inventory Entity's businesses;

        (c) goods in which the any Inventory Entity has an interest in mass or a joint or other interest or right of any kind; and

        (d) goods which are returned to or repossessed by any Inventory Entity and all additions and accessions thereto and replacements thereof.

        "INVENTORY ENTITIES" shall mean LTV Steel and Georgia Tubing.

        "INVENTORY VALUE" shall mean the lesser of (a) the per unit cost (excluding, to the extent included in such cost, the amount of any intercompany profit, fresh start valuation adjustment and iron ore transportation costs) of such category of Eligible Inventory or (b) the per unit Published Value of such category of Eligible Inventory (provided that if no such Published Value is available, the per unit Published Value of such category of Eligible Inventory shall be deemed to be higher than the per unit cost of such category of Eligible Inventory).

        "INVESTMENTS" shall have the meaning given such term in Section 6.10.

        "LEASED PREMISES" shall mean any premises on which Inventory is located, or to which it is in transit, in which the any Inventory Entity has a leasehold interest rather than a fee interest.

        "LETTER OF CREDIT" shall mean any irrevocable letter of credit issued pursuant to Section 2.03, which letter of credit shall be (i) a standby letter of credit, (ii) issued for the renewal or replacement of the Existing Letters of Credit, and following the increase in the sublimit for Letters of Credit provided for in Section 2.03(a)(i), issued for purposes that are consistent with the ordinary course of business of the Borrower or any Affiliate, or for such other purposes as are reasonably acceptable to the Agent, (iii) denominated in Dollars and (iv) otherwise in such form as may be reasonably approved from time to time by the Agent and the applicable Fronting Bank. For the purposes of this definition, the Existing Letters of Credit which are outstanding on the Closing Date shall be deemed for all purposes to be Letters of Credit issued pursuant to Section 2.03(a) hereof.

        "LETTER OF CREDIT ACCOUNT" shall mean the account established by the Borrower under the sole and exclusive control of the Agent maintained at the office of the Agent at 270 Park Avenue, New York, New York 10017 designated as "The LTV Corporation Letter of Credit Account" that shall be used solely for the purposes set forth in Sections 2.03(b) and 2.13.

        "LETTER OF CREDIT FEES" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.21.

        "LETTER OF CREDIT OUTSTANDINGS" shall mean, at any time, the sum of (i) the aggregate undrawn stated amount of all Letters of Credit then outstanding PLUS (ii) all amounts theretofore drawn under Letters of Credit and not then reimbursed.

        "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or similar charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

        "LITIGATION FEES AND EXPENSES" shall have the meaning given such term in
Section 5.15.

        "LOAN" shall have the meaning given such term in Section 2.01.

        "LOAN DOCUMENT EXPENSES" shall have the meaning such term in Section 10.05.

        "LOAN DOCUMENTS" shall mean this Agreement, the Letters of Credit, the Security and Pledge Agreement, the Intercreditor Agreement and any other instrument or agreement executed and delivered to the Agent or any Bank in connection herewith.

        "LTV STEEL" shall mean LTV Steel Company, Inc., a New Jersey corporation.

        "MATURITY DATE" shall mean June 30, 2002.

        "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

        "MULTIPLE EMPLOYER PLAN" shall mean a Single Employer Plan, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

        "NEGOTIABLE DOCUMENTS OF TITLE" shall mean any "bill of lading", "warehouse receipt" or other "documents of title" which is in "negotiable" form, as each such term is defined under the UCC of the applicable jurisdiction required to perfect a security interest in any Inventory represented by such documents and meeting all other requirements under the UCC to achieve such perfection under such applicable law (including, without limitation, containing all required endorsements and including a full set of documents when required).

        "NET CASH PROCEEDS" shall mean (i) with respect to any sale or other disposition of assets or properties by any Person, the amount of cash received (directly or indirectly) from time to time by or on behalf of such Person or any of its Subsidiaries, in connection therewith, after deducting therefrom (A) reasonable expenses related thereto incurred by such Person in connection therewith, (B) transfer taxes paid by such Person in connection therewith, (C) amounts required to be paid in cash on account of liabilties directly attributable to the sale (provided such amounts are not Pre- Petition Payments) and (D) any net income taxes to be paid to any taxing authority in connection with such sale or other disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and (ii) with respect to the issuance or incurrence of any Indebtedness by any Person, or the sale or issuance by any Person of any shares of its capital stock, the aggregate amount of cash received (directly or indirectly) from time to time by or on behalf of such Person or any of its Subsidiaries in connection therewith, after deducting therefrom only reasonable brokerage commissions, underwriting fees and discounts, legal fees and similar fees and commissions.

        "NET ELIGIBLE ACCOUNTS RECEIVABLE" shall mean Eligible Accounts Receivable minus the Excess Concentration Balances for each Obligor and its Affiliates.

        "OBLIGATIONS" shall mean (a) the due and punctual payment of principal of and interest on the Loans and the reimbursement of all amounts drawn under Letters of Credit, (b) the due and punctual payment of the Fees and all other present and future, fixed or contingent, monetary obligations of the Borrower and the Guarantors to the Banks and the Agent under the Loan Documents, (c) the due and punctual payment of Loan Document Expenses and the Litigation Fees and Expenses and (d) the due and punctual payment of Indebtedness permitted by 6.03(vi).

        "OBLIGOR" shall mean any Person designated to make payments in respect of a Receivable.

        "OTHER TAXES" shall have the meaning given such term in Section 2.18.

        "OUTSIDE PROCESSOR" shall mean any Person, other than an Inventory Entity or its Affiliates, who provides processing services with respect to Raw Materials or other Inventory owned by an Inventory Entity.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

        "PENSION PLAN" shall mean a defined benefit pension or retirement plan which meets and is subject to the requirements of Section 401(a) of the Code.

        "PERMITTED INVESTMENTS" shall mean, in each case, as permitted by
Section 345 of the Bankruptcy Code or pursuant to orders entered by the Bankruptcy Court:

        (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;

        (b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

        (c) investments in certificates of deposit, banker's acceptances and time deposits (including Eurodollar time deposits) maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with (i) any domestic office of the Agent or the bank with whom the Borrower and the Guarantors maintain their cash management system, provided, that if such bank is not a Bank hereunder, such bank shall have entered into an agreement with the Agent pursuant to which such bank shall have waived all rights of setoff and confirmed that such bank does not have, nor shall it claim, a security interest therein or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

        (d) investments in commercial paper maturing within six months from the date of acquisition thereof and issued by (i) the holding company of the Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

            (e) investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (c) above;

            (f) investment in money market funds (i) registered under the Investment Company Act of 1940, as amended, (ii) in compliance with Investment Company Act Rule 2a-7, (iii) having net assets of at least $200,000,000 and (iv) that are valued at daily maturity in calculating total portfolio average maturity;

            (g) other short term investments for foreign Subsidiaries in accordance with normal investing practices for cash management in investments of a type analogous to the foregoing; and

            (h) to the extent owned on the Filing Date, investments by the Borrower or any Guarantor in the capital stock of any direct or indirect Subsidiary.

            "PERMITTED LIENS" shall mean (i) Liens imposed by law (other than Environmental Liens) for taxes, assessments or charges of any Governmental Authority for claims not more than 60 days past due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens) in existence on the Filing Date or thereafter imposed by law and created in the ordinary course of business; (iii) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits; (iv) deposits not in excess of $40,000,000 to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory or regulatory obligations and other similar obligations or arising as a result of progress payments under government contracts; (v) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) and interest of ground lessors, which do not interfere materially with the ordinary conduct of the business of the Borrower or any Guarantor, as the case may be, and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Guarantor, as the case may be; (vi) purchase money Liens (including Capitalized Leases) upon or in any property acquired or held in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness permitted by Section 6.03(iv) solely for the purpose of financing the acquisition of such property;
(vii) any valid and perfected Liens securing the Copperweld Term Loan in existence on the Filing Date or granted pursuant to the Copperweld Stipulation;
(viii) any Lien imposed under ERISA that is junior to the Liens in favor of the Agent hereunder and under the Final Order; (ix) Junior Contribution Liens provided for in the Final Order, or any stipulation modifying the Final Order; and (x) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (ix) above,

PROVIDED that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

        "PERSON" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

        "PLAN" shall mean a Single Employer Plan or a Multiemployer Plan.

        "PRE-PETITION PAYMENT" shall mean a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness or trade payables or other pre-petition claims against the Borrower or any Guarantor (it being understood and agreed that neither (x) cure amounts that are paid by the Borrower or the Guarantors as a condition to the assumption of unexpired leases of real or personal property or other executory contracts nor (y) amounts that are set off by pre-petition Obligors of the Borrower or the Guarantors from pre-petition amounts owing by such Obligors to the Borrower or the Guarantors on account of the Borrower's or the Guarantors' pre-petition obligations to them nor (z) amounts that are paid pursuant to the Copperweld Stipulation, shall be deemed to be Pre-petition Payments).

        "PUBLISHED VALUE" shall mean the current price of Inventory, as published by a recognized, third-party source which except as noted otherwise in the Loan Documents is Preston Publishing or, if Preston Publishing is not available, is approved in writing by the applicable Inventory Entity, the Agent and the Required Banks.

        "RAW MATERIALS" shall mean any raw materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of other inventory including, without limitation, iron-bearing coarse or pelletized ore and sinter, coke, coal and other alloys and fluxes, but excluding steel scrap and iron scrap (it being understood that steel scrap and iron scrap shall be included in Inventory not constituting "Raw Materials").

        "RECEIVABLE" shall mean all indebtedness of an Obligor (whether constituting an account, chattel paper or a general intangible) arising from the sale of goods, merchandise or the furnishing of services by a Receivables Entity, including all interest or finance charges and other obligations of such Obligor with respect thereto, but excluding in any event any such indebtedness which (a) is not denominated in U.S. Dollars, (b) results from the sale of any plant, property or equipment or (c) results from the sale of any oil, gas, coal or mineral interest (other than sales of Inventory in the ordinary course of business).

        "RECEIVABLES ENTITIES" shall mean LTV Steel, Georgia Tubing and Copperweld.

        "RECEIVABLES NOTES" shall mean any promissory notes issued by an Obligor to evidence a Receivable.

        "RECORDS" shall mean all invoices and other documents, books, records, and other media for the storage of information (including tapes, disks, computer programs and databases and related property) maintained with respect to the Receivables and the related Obligors.

        "REGISTER" shall have the meaning set forth in Section 10.03(d).

        "RELATED SECURITY" shall mean with respect to any Receivable:

        (a) all of the Receivables Entities' rights under the related invoice (other than such Receivable);

        (b) all guarantees, indemnities, warranties, chattel paper, insurance policies and proceeds and security agreements and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the invoice related to such Receivable or otherwise;

        (c) all of the Receivables Entities' residual right, title and interest in and to all goods and/or merchandise (including returned, repossessed or foreclosed goods and/or merchandise) the sale of which give rise to such Receivable;

        (d) all of the Receivables Entities' rights in, to and under the (i) Records, (ii) instruments, checks and other forms of payment and (iii) general intangibles relating to such Receivable;

        (e) the assignment to the Agent, of all UCC financing statements (if any) covering the collateral security for the payment of any of the foregoing; and

        (f) all proceeds of the foregoing.

        "REORGANIZATION PLAN" shall mean a plan of reorganization in any of the Cases.

        "REQUIRED BANKS" shall mean, at any time, Banks holding Loans representing in excess of 50% of the aggregate principal amount of such Loans outstanding or, if no Loans are outstanding, Banks having Commitments representing in excess of 50% of the Total Commitment.

        "SALES FINANCE" shall mean LTV Sales Finance Company, a Delaware corporation.

        "SECONDS RESERVE" shall mean, on any date, with respect to the Eligible Inventory a reserve for "non-prime" or seconds or other "off-spec" Inventory which may be included in the Agent's exclusive judgment at any time when shipments of secondary Inventory as a percentage of total shipments of Inventory materially exceeds levels existing prior to the Closing Date.

        "SECURITY AND PLEDGE AGREEMENT" shall have the meaning set forth in
Section 4.01(f).

        "SHRINK RESERVE" shall mean, on any date, with respect to the Eligible Inventory a reserve for book to physical inventory differences which may be included in the Agent's exclusive judgment at any time when cumulative negative adjustments during the current fiscal year exceeds more than 1% of the average gross Inventory balance.

        "SINGLE EMPLOYER PLAN" shall mean a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which the Borrower could have liability under Section 4069 of ERISA in the event such Plan has been or were to be terminated.

        "STATUTORY RESERVES" shall mean on any date the percentage (expressed as a decimal) established by the Board and any other banking authority which is (i) for purposes of the definition of Base CD Rate, the then stated maximum rate of all reserves (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City, for new three month negotiable nonpersonal time deposits in dollars of $100,000 or more or (ii) for purposes of the definition of Adjusted LIBOR Rate, the then stated maximum rate for all reserves (including but not limited to any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D issued by the Board, as in effect from time to time). Such reserve percentages shall include, without limitation, those imposed pursuant to said Regulation. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

        "STEEL PRODUCTS" shall mean LTV Steel Products, LLC, a Delaware limited liability company.

        "STEEL PRODUCTS INVENTORY" shall mean flat rolled steel slabs, steel bands, hot rolled sheet and strip sheet, cold rolled sheet and strip sheet, electroplate, electro-galvanized steel, hot dip galvanized steel, steel scrap, iron scrap and hot dip galvaneal.

        "SUBSIDIARY" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, association, limited liability company, partnership, joint venture or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors, members, partners or joint venturers are at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

        "SUPER-MAJORITY BANKS" shall have the meaning given such term in Section 10.10(b).

        "SUPERPRIORITY CLAIM" shall mean a claim against the Borrower and any Guarantor in any of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

        "TAXES" shall have the meaning given such term in Section 2.18.

        "TERMINATION DATE" shall mean the earliest to occur of (i) the Maturity Date, (ii) the Consummation Date and (iii) the acceleration of the Loans and the termination of the Total Commitment in accordance with the terms hereof.

        "TERMINATION EVENT" shall mean (i) a "reportable event", as such term is described in Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under Section 4043 of ERISA or such regulations) or an event described in
Section 4068 of ERISA excluding events described in Section 4043(c)(9) of ERISA or 29 CFR Sections 2615.21 or 2615.23 and excluding events which would not be reasonably likely (as reasonably determined by the Agent) to have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors taken as a whole, or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(c) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, if such amendment requires the provision of security, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition (other than the commencement of the Cases and the failure to have made any contribution accrued as of the Filing Date but not paid) which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC).

        "THIRD-PARTY WAREHOUSEMAN" shall mean any premises where Inventory is located, which premises is neither owned nor leased by an Inventory Entity.

        "TIER-1 OBLIGOR" shall mean any Obligor (i) that has a commercial paper rating from the Rating Agency of at least A-1+ or (ii) that does not have a commercial paper rating of at least A-1+ but does have a senior actual or implied debt rating from the Rating Agency of at least AAA.

        "TIER-2 OBLIGOR" shall mean any Obligor (other than a Tier-1 Obligor)
(i) that has a commercial paper rating from Standard & Poor's Rating Group of at least A-1 or (ii) that does not have a commercial paper rating of at least A-1 but does have a senior actual or implied debt rating from Standard & Poor's Rating Group of at least A+.

        "TIER-3 OBLIGOR" shall mean any Obligor (other than a Tier-1 Obligor or a Tier-2 Obligor) (i) that has a commercial paper rating from Standard & Poor's Rating Group of at least A-2 or (ii) that does not have a commercial paper rating of at least A-2 but does have a senior actual or implied debt rating from Standard & Poor's Rating Group of at least BBB+.

        "TIER-4 OBLIGOR" shall mean any Obligor (other than a Tier-1 Obligor, a Tier-2 Obligor or a Tier-3 Obligor) (i) that has a commercial paper rating from the Standard & Poor's Rating Group of at least A-3 or (ii) that does not have a commercial paper rating of at least A-3 but does have a senior actual or implied debt rating from Standard & Poor's Rating Group of at least BBB-.

        "TIER-5 OBLIGOR" shall mean any Obligor which is not a Tier-1 Obligor, a Tier-2 Obligor, a Tier-3 Obligor or a Tier-4 Obligor.

        "TOTAL COMMITMENT" shall mean, at any time, the sum of the Commitments at such time.

        "TRANSFEREE" shall have the meaning given such term in Section 2.18.

        "TYPE" when used in respect of any Loan or Borrowing shall refer to the Rate of interest by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall mean the Adjusted LIBOR Rate and the Alternate Base Rate.

        "UNUSED TOTAL COMMITMENT" shall mean, at any time, (i) the Total Commitment less (ii) the sum of (x) the aggregate outstanding principal amount of all Loans and (y) the aggregate Letter of Credit Outstandings.

        "VP BUILDINGS" shall mean VP Buildings, Inc., a Delaware corporation.

        "WITHDRAWAL LIABILITY" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

        "WORKING CAPITAL FACILITY" shall mean that certain $100,000,000 Financing Agreement among the Borrower, VP Buildings, Copperweld, LTV Steel, Ableco Finance LLC and the other lenders named therein.

        "WRITE-OFF" shall mean all or a portion of a Receivable that, consistent with the applicable credit and collection policy of the applicable Receivables Entity, has been or should be (i) specifically assigned to a category reserved for doubtful Receivables or otherwise recorded on the Receivables Entities' books as a Receivable the collectibility of which is doubtful or (without duplication) (ii) written off such Receivables Entity's books as uncollectible.

     SECTION 1.02 TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED, HOWEVER, that for purposes of determining compliance with any covenant set forth in Section 6, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrower's audited financial statements referred to in Section 3.04. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

SECTION 2.  AMOUNT AND TERMS OF CREDIT

       SECTION 2.01 COMMITMENT OF THE BANKS.

            (a) Each Bank severally and not jointly with the other Banks agrees, upon the terms and subject to the conditions herein set forth, to make revolving credit loans (each a "LOAN" and collectively, the "LOANS") to the Borrower at any time and from time to time during the period commencing on the date hereof and ending on the Termination Date in an aggregate principal amount not to exceed, when added to such Bank's Commitment Percentage of the then aggregate Letter of Credit Outstandings (in excess of the amount of cash then held in the Letter of Credit Account pursuant to Section 2.03(b)), the Commitment of such Bank, which Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time shall the sum of the then outstanding aggregate principal amount of the Loans PLUS the then aggregate Letter of Credit Outstandings exceed the lesser of (i) the Total Commitment of $581,868,616.73, as the same may be reduced from time to time pursuant to Section 2.10 or Section
2.13 and (ii) the Borrowing Base. On the Closing Date, each of the Banks that is shown under the column headed "Settlement Amount" on that certain LTV Steel Replacement DIP Settlement Accounting (4/02/01), a copy of which has heretofore been furnished to the Banks, as making a payment shall pay the amount thereof to the Agent for the account of those Banks who are shown therein as receiving a payment, and the Agent shall distribute such payments as set forth therein.

            (b) Each Borrowing shall be made by the Banks PRO RATA in accordance with their respective Commitments; PROVIDED, HOWEVER, that the failure of any Bank to make any Loan shall not in itself relieve the other Banks of their obligations to lend.

      SECTION 2.02 BORROWING BASE. Notwithstanding any other provision of this Agreement to the contrary, the aggregate principal amount of all outstanding Loans plus the then aggregate Letter of Credit Outstandings (in excess of the amount of cash then held in the Letter of Credit Account pursuant to Section 2.03(b)) shall not at any time exceed the Borrowing Base and no Loan shall be made or Letter of Credit issued in violation of the foregoing.

      SECTION 2.03 LETTERS OF CREDIT.

            (a) Upon the terms and subject to the conditions herein set forth, the Borrower may request a Fronting Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and, subject to the terms and conditions contained herein, such Fronting

Bank shall issue, for the account of the Borrower or a Guarantor one or more Letters of Credit, PROVIDED that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed $102,889,053.02, PROVIDED, that following the termination of the Working Capital Facility, such sublimit shall be increased by an additional $20,000,000 or (ii) the aggregate Letter of Credit Outstandings, when added to the aggregate outstanding principal amount of the Loans, would exceed the Total Commitment and, PROVIDED FURTHER that no Letter of Credit shall be issued if the Fronting Bank shall have received notice from the Agent or the Required Banks that the conditions to such issuance have not been met. On the Closing Date, each of the outstanding Existing Letters of Credit shall be deemed, for all purposes, to be Letters of Credit issued pursuant to this Section 2.03(a).

            (b) No Letter of Credit shall expire later than 60 days after the Maturity Date, PROVIDED that if any Letter of Credit shall be outstanding on the Termination Date, the Borrower shall, at or prior to the Termination Date, except as the Agent may otherwise agree in writing, (i) cause all Letters of Credit which expire after the Termination Date to be returned to the Fronting Bank undrawn and marked "cancelled" or (ii) if the Borrower is unable to do so in whole or in part, either (x) provide a letter of credit to one or more Fronting Banks in a form satisfactory to such Fronting Bank and the Agent (in their sole discretion), issued by a bank satisfactory to such Fronting Bank and the Agent (in their sole discretion), and in an amount equal to 105% of the then undrawn stated amount of all outstanding Letters of Credit issued by such Fronting Banks (less the amount, if any, then on deposit in the Letter of Credit Account) and/or (y) deposit cash in the Letter of Credit Account in an amount equal to 105% of the then undrawn stated amount of all Letter of Credit Outstandings (less the amount, if any, then on deposit in the Letter of Credit Account) as collateral security for the Borrower's reimbursement obligations in connection therewith, such cash to be remitted to the Borrower upon the expiration, cancellation or other termination or satisfaction of such reimbursement obligations and the payment in full of the Obligations.

            (c) The Borrower shall pay to each Fronting Bank, in addition to such other fees and charges as are specifically provided for in Section 2.21 hereof, such fees and charges in connection with the issuance, processing or amendment of the Letters of Credit issued by such Fronting Bank as are customarily imposed by such Fronting Bank from time to time in connection with letter of credit transactions.

            (d) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrower in Dollars not later than the first Business Day following the date of draw and shall bear interest from the date of draw until the first Business Day following the date of draw at a rate per annum equal to the Alternate Base Rate PLUS 1-1/2% and thereafter on the reimbursed portion until reimbursed in full at a rate per annum equal to the Alternate Base Rate PLUS 3-1/2% (computed on the basis of the actual number of days elapsed over a year of 365 days or 366 days in a leap year). The Borrower shall effect such reimbursement (x) if such draw occurs prior to the Termination Date (or the earlier date of termination of the Total Commitment), in cash or through a Borrowing without the satisfaction of the conditions precedent set forth in Section 4.02 or (y) if such draw occurs on or after the Termination Date (or the earlier date of termination of the Total Commitment), in cash. Each

Bank agrees to make the Loans described in clause (x) of the preceding sentence notwithstanding a failure to satisfy the applicable lending conditions thereto or the provisions of Sections 2.02.

            (e) Immediately upon the issuance of any Letter of Credit by any Fronting Bank, such Fronting Bank shall be deemed to have sold to each Bank other than such Fronting Bank and each such other Bank shall be deemed unconditionally and irrevocably to have purchased from such Fronting Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrower and the Guarantors under this Agreement with respect thereto. Upon any change in the Commitments pursuant to the terms of this Agreement, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Banks. Any action taken or omitted by a Fronting Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Fronting Bank any resulting liability to any other Bank.

            (f) In the event that a Fronting Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Fronting Bank pursuant to this Section, the Fronting Bank shall promptly notify the Agent, which shall promptly notify each Bank of such failure, and each Bank shall promptly and unconditionally pay to the Agent for the account of the Fronting Bank the amount of such Bank's Commitment Percentage of such unreimbursed payment in Dollars and in same day funds. If the Fronting Bank so notifies the Agent, and the Agent so notifies the Banks prior to 11:00 a.m. (New York City time) on any Business Day, such Banks shall make available to the Fronting Bank such Bank's Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Bank shall not have so made its Commitment Percentage of the amount of such payment available to the Fronting Bank, such Bank agrees to pay to such Fronting Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of such Fronting Bank at the Federal Funds Effective Rate. The failure of any Bank to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Bank of its obligation hereunder to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Bank shall be responsible for the failure of any other Bank to make available to such Fronting Bank such other Bank's Commitment Percentage of any such payment. Whenever a Fronting Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Banks pursuant to this paragraph, such Fronting Bank shall pay to each Bank which has paid its Commitment Percentage thereof, in Dollars and in same day funds, an amount equal to such Bank's Commitment Percentage thereof.

      SECTION 2.04 ISSUANCE. Whenever the Borrower desires a Fronting Bank to issue a Letter of Credit, it shall give to such Fronting Bank and the Agent prior written (including telegraphic, telex, facsimile or cable communication) notice reasonably in advance of the requested date of issuance specifying the date on which the proposed Letter of Credit is to be issued (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit and the name and address of the beneficiary thereof.

      SECTION 2.05 NATURE OF LETTER OF CREDIT OBLIGATIONS ABSOLUTE. The obligations of the Borrower to reimburse the Banks for drawings made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrower shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Fronting Bank of any draft or the reimbursement thereof by the Borrower):
(i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Borrower or any Guarantor may have at any time against a beneficiary of any Letter of Credit or against any of the Banks, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by a Fronting Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing.

      SECTION 2.06 MAKING OF LOANS.

            (a) Except as contemplated by Section 2.11, Loans shall be either ABR Loans or Eurodollar Loans as the Borrower may request subject to and in accordance with this Section, PROVIDED that all Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. Each Bank may fulfill its Commitment with respect to any Eurodollar Loan or ABR Loan by causing any lending office of such Bank to make such Loan; PROVIDED that any such use of a lending office shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Each Bank shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrower pursuant to
Section 2.15. Subject to the other provisions of this Section and the provisions of Section 2.12, Borrowings of Loans of more than one Type may be incurred at the same time, provided that no more than ten (10) Borrowings of Eurodollar Loans may be outstanding at any time.

            (b) The Borrower shall give the Agent prior notice of each Borrowing hereunder of at least three Business Days for Eurodollar Loans and one Business Day for ABR Loans; such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $5,000,000 (and integral multiples of $1,000,000) in the case of Eurodollar Loans and $500,000 (and integral multiples of $100,000) in the case of ABR Loans) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice, to be effective, must be received by the Agent not later than 1:00 p.m., New York City time, on the third Business

Day in the case of Eurodollar Loans and 12:00 noon, New York City time on the first Business Day in the case of ABR Loans, preceding the date on which such Borrowing is to be made. Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of ABR Loans or Eurodollar Loans. If no election is made as to the Type of Loan, such notice shall be deemed a request for Borrowing of ABR Loans. The Agent shall promptly notify each Bank of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing or Loans being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Bank shall make its share of the Borrowing available at the office of the Agent at 270 Park Avenue, New York, New York 10017, no later than 12:00 noon, New York City time, in immediately available funds. Upon receipt of the funds made available by the Banks to fund any borrowing hereunder, the Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Borrower and shall use reasonable efforts to make the funds so received from the Banks available to the Borrower no later than 2:00 p.m. New York City time.

      SECTION 2.07 REPAYMENT OF LOANS; EVIDENCE OF DEBT.

            (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each Bank the then unpaid principal amount of each Loan on the Termination Date.

            (b) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

            (c) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Banks and each Bank's share thereof.

            (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Bank or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

            (e) Any Bank may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Bank a promissory note payable to the order of such Bank (or, if requested by such Bank, to such Bank and its registered assigns) in a form furnished by the Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.03) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

      SECTION 2.08 INTEREST ON LOANS.

            (a) Subject to the provisions of Section 2.09, each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days or, when the Alternate Base Rate is based on the Prime Rate, a year with 365 days or 366 days in a leap year) at a rate per annum equal to the Alternate Base Rate PLUS 1-1/2%.

            (b) Subject to the provisions of Section 2.09, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period in effect for such Borrowing PLUS 2-1/2%.

            (c) Accrued interest on all Loans shall be payable monthly in arrears on each Interest Payment Date applicable thereto, on the Termination Date, after the Termination Date on demand and (with respect to Eurodollar Loans) upon any repayment or prepayment thereof (on the amount prepaid).

      SECTION 2.09 DEFAULT INTEREST. If the Borrower or any Guarantor, as the case may be, shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder (including, without limitation, the reimbursement pursuant to Section 2.03(d) of any draft drawn under a Letter of Credit), whether at stated maturity, by acceleration or otherwise, the Borrower or such Guarantor, as the case may be, shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days or when the Alternate Base Rate is applicable and is based on the Prime Rate, a year with 365 days or 366 days in a leap year) equal to (x) in the case of Borrowings consisting of Eurodollar Loans, the Adjusted LIBOR Rate in effect for such Borrowing PLUS 4-1/2% and (y) in the case of all other amounts, the Alternate Base Rate PLUS 3-1/2%.

      SECTION 2.10 OPTIONAL TERMINATION OR REDUCTION OF COMMITMENT. Upon at least two Business Days' prior written notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Total Commitment, PROVIDED that no such reduction shall be permitted if after giving effect thereto the Commitment of any Bank would be less than the sum of the unpaid Loans held by such Bank PLUS such Bank's participation in Letter of Credit Outstandings. Each such reduction of the Commitments shall be in the principal amount of $5,000,000 or any integral multiple thereof. Simultaneously with each reduction or termination of the Commitment, the Borrower shall pay to the Agent for the account of each Bank the Commitment Fee accrued and unpaid on the amount of the Commitment of such Bank so terminated or reduced through the date thereof. Except as otherwise set forth in

Section 2.23(b), any reduction of the Total Commitment pursuant to this Section shall be applied PRO RATA to reduce the Commitment of each Bank.

      SECTION 2.11 ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable Adjusted LIBOR Rate, the Agent shall, as soon as practicable thereafter, give written, facsimile or telegraphic notice of such determination to the Borrower and the Banks, and any request by the Borrower for a Borrowing of Eurodollar Loans (including pursuant to a refinancing with Eurodollar Loans) pursuant to
Section 2.06 or 2.12 shall be deemed a request for a Borrowing of ABR Loans. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Borrowing of Eurodollar Loans shall be deemed to be a request for a Borrowing of ABR Loans.

      SECTION 2.12 REFINANCING OF LOANS. The Borrower shall have the right, at any time, on three Business Days' prior irrevocable notice to the Agent (which notice, to be effective, must be received by the Agent not later than 1:00 p.m., New York City time, on the third Business Day preceding the date of any refinancing), (x) to refinance (without the satisfaction of the conditions set forth in Section 4 as a condition to such refinancing) any outstanding Borrowing or Borrowings of Loans of one Type (or a portion thereof) with a Borrowing of Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:

            (a) as a condition to the refinancing of ABR Loans with Eurodollar Loans and to the continuation of Eurodollar Loans for an additional Interest Period, no Event of Default shall have occurred and be continuing at the time of such refinancing;

            (b) if less than a full Borrowing of Loans shall be refinanced, such refinancing shall be made pro rata among the Banks in accordance with the respective principal amounts of the Loans comprising such Borrowing held by the Banks immediately prior to such refinancing;

            (c) the aggregate principal amount of Loans being refinanced shall be at least $5,000,000, PROVIDED that no partial refinancing of a Borrowing of Eurodollar Loans shall result in the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000 in aggregate principal amount;

            (d) each Bank shall effect each refinancing by applying the proceeds of its new Eurodollar Loan or ABR Loan, as the case may be, to its Loan being refinanced;

            (e) the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a refinancing or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar

Loans shall commence on the date of refinancing or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

            (f) a Borrowing of Eurodollar Loans may be refinanced only on the last day of an Interest Period applicable thereto; and

            (g) each request for a refinancing with a Borrowing of Eurodollar Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

In the event that the Borrower shall not give notice to refinance any Borrowing of Eurodollar Loans, or to continue such Borrowing as Eurodollar Loans, or shall not be entitled to refinance or continue such Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of ABR Loans at the expiration of the then-current Interest Period. The Agent shall, after it receives notice from the Borrower, promptly give each Bank notice of any refinancing, in whole or part, of any Loan made by such Bank.

      SECTION 2.13 MANDATORY PREPAYMENT; COMMITMENT TERMINATION; CASH
COLLATERAL.

            (a) If at any time the aggregate principal amount of the outstanding Loans plus the Letter of Credit Outstandings exceeds the lesser of (x) the Total Commitment and (y) the Borrowing Base, the Borrower will within two Business Days (i) prepay the Loans in an amount necessary to cause the aggregate principal amount of the outstanding Loans PLUS the aggregate Letter of Credit Outstandings to be equal to or less than the Total Commitment and/or the Borrowing Base, as the case may be, and (ii) if, after giving effect to the prepayment in full of the Loans, the Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account exceeds the Total Commitment and/or the Borrowing Base, as the case may be, deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account so exceeds the Total Commitment or Borrowing Base, as the case may be (and the Agent shall be authorized to debit any account of the Borrower or the Guarantors in an amount equal to the amount of such prepayment or cash collateralization), PROVIDED, HOWEVER, any prepayment pursuant to this subsection (a) shall not result in a reduction of the Total Commitment.

            (b) Upon the Termination Date, the Total Commitment shall be terminated in full and the Borrower shall pay the Loans plus accrued but unpaid interest thereon in full and, except as the Agent may otherwise agree in writing, if any Letter of Credit remains outstanding, deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the Letter of Credit Outstandings exceeds the amount of cash held in the Letter of Credit Account, such cash to be remitted to the Borrower upon the expiration, cancellation, satisfaction or other termination of such reimbursement obligations, or otherwise comply with Section 2.03(b).

            (c) If on any Business Day, cash (including cash equivalents) on hand of the Borrower and Guarantors exceeds the sum of $40,000,000 PLUS the amount on deposit in the segregated or trust account and the corpus of the trusts, in each case, as described in Section 2.23(d) herein, the Borrower shall, on the second Business Day thereafter, if cash (and cash equivalents) continues to exceed such amount, prepay (i) FIRST revolving loans outstanding under the Working Capital Facility to the extent of such excess amount, and (ii) SECOND, the Loans to the extent of any additional excess amount (PROVIDED, HOWEVER, that any prepayment pursuant to the foregoing clause (ii) shall not reduce the Total Commitment).

            (d) The Total Commitment shall be automatically and permanently reduced (i) by $100,000,000 on September 30, 2001, (ii) by an additional $100,000,000 on December 31, 2001 and (iii) by an additional $200,000,000 on
March 31, 2002 (and the Loans shall be prepaid pursuant to Section 2.13(a) above to the extent that the outstanding principal amount of the Loans PLUS Letter of Credit Outstandings exceeds the Total Commitment as so reduced). The Total Commitment reductions that are required on each date set forth in this paragraph shall be applied so as to take into account and credit prior permanent reductions of the Total Commitment (including, without limitation, reductions arising as a result of asset sales or other dispositions or the incurrence of secured Indebtedness in each case as described in clause (e) below).

            (e) Upon the sale or other disposition of any of the assets or properties of the Borrower and the Guarantors (other than Inventory and Receivables as to which the Agent shall have been granted a senior Lien as provided for herein and in the Final Order) for cash proceeds exceeding the cumulative amount of $1,000,000 in the aggregate, or the incurrence of secured Indebtedness permitted by Section 6.03(viii), the proceeds thereof shall be applied as follows: (i) in the case of a sale or other disposition for cash (other than with respect to the Hennepin Works), 50% of the Net Cash Proceeds thereof shall be applied to the prepayment of outstanding Loans (in accordance with the priorities set forth in Section 2.23(b) if applicable), and the Total Commitment shall be automatically and permanently reduced to the extent of such prepayment, (ii) in the case of a sale or other disposition for non-cash consideration, 100% of such consideration will be pledged to the Agent with 50% thereof to be applied to the prepayment of outstanding Loans (in accordance with the priorities set forth in Section 2.23(b) if applicable), and the Total Commitment shall be automatically and permanently reduced to the extent of such prepayment when proceeds in respect of such non-cash consideration are received,
(iii) in the case of the incurrence of secured Indebtedness permitted by Section 6.03(viii), 50% of the Net Cash Proceeds thereof shall be applied to the prepayment of outstanding Loans (in accordance with the priorities set forth in Section 2.23(b) if applicable), and the Total Commitment shall be automatically and permanently reduced to the extent of such prepayment, (iv) in the case of the sale or other disposition of the Hennepin Works, 100% of the Net Cash Proceeds up to $28,500,000 and thereafter 50% of the Net Cash Proceeds thereof shall be applied to the prepayment of the outstanding Loans and the Total Commitment shall be automatically and permanently reduced to the extent of such prepayment, (v) the prepayments and percentages described in clauses (i) through
(iv) above shall be subject to and calculated after giving effect to the prior payment of the Working Capital Facility (except as to the first $28,500,000 of the

Hennepin Works proceeds) and to the prior payment of other Indebtedness that is secured by valid and perfected prior Liens.

      SECTION 2.14   OPTIONAL PREPAYMENT OF LOANS; REIMBURSEMENT OF BANKS.

            (a) The Borrower shall have the right at any time and from time to time to prepay any Loans, in whole or in part, (x) with respect to Eurodollar Loans, upon at least three Business Days' prior written, telex or facsimile notice to the Agent and (y) with respect to ABR Loans on the same Business Day if written, telex or facsimile notice is received by the Agent prior to 12:00 noon, New York City time, and thereafter upon at least one Business Day's prior written, telex or facsimile notice to the Agent; PROVIDED, HOWEVER, that (i) each such partial prepayment shall be in multiples of $1,000,000, (ii) no prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.14(a) other than on the last day of an Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts described in clause (i) of the first sentence of Section 2.14(b), and (iii) no partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000. Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. The Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Bank of the principal amount of the Loans held by such Bank which are to be prepaid, the prepayment date and the manner of application of the prepayment.

            (b) The Borrower shall reimburse each Bank on demand for any loss incurred or to be incurred by it in the reemployment of the funds released (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, refinancing with ABR Loans) of any Eurodollar Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan (including, without limitation, any such prepayment in connection with the syndication of the credit facility evidenced by this Agreement) or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.06 in respect of Eurodollar Loans, such Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Bank of its obligations hereunder. Such loss shall be the amount as reasonably determined by such Bank as the excess, if any, of (A) the amount of interest which would have accrued to such Bank on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBOR Rate for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with ABR Loans other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of such failure to borrow, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, over
(B) the amount of interest which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Each Bank shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Bank.

            (c) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.14(a), the Borrower on demand by any Bank shall pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any loss incurred by such Bank as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Bank to fulfill deposit obligations incurred in anticipation of such prepayment, but without duplication of any amounts paid under Section 2.14(b). Each Bank shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Bank.

            (d) Any partial prepayment of the Loans by the Borrower pursuant to Sections 2.13 or 2.14 shall be applied as specified by the Borrower or, in the absence of such specification, as determined by the Agent, PROVIDED that in the latter case no Eurodollar Loans shall be prepaid pursuant to Section 2.13 to the extent that such Loan has an Interest Period ending after the required date of prepayment unless and until all outstanding ABR Loans and Eurodollar Loans with Interest Periods ending on such date have been repaid in full.

            (e) Other than as specified in Section 2.13(b) and (c) above, all prepayments shall be made without penalty or premium.

      SECTION 2.15   RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.

            (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Bank of the principal of or interest on any Eurodollar Loan made by such Bank or any fees or other amounts payable hereunder (other than changes in respect of Taxes, Other Taxes and taxes imposed on, or measured by, the net income or overall gross receipts or franchise taxes of such Bank by the national jurisdiction in which such Bank has its principal office or in which the applicable lending office for such Eurodollar Loan is located or by any political subdivision or taxing authority therein, or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which such Bank would not be subject to tax but for the execution and performance of this Agreement), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Bank (except any such reserve requirement which is reflected in the Adjusted LIBOR Rate) or shall impose on such Bank or the London interbank market any other condition affecting this Agreement or the Eurodollar Loans made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Bank to be material, then the Borrower will pay to such Bank in accordance with paragraph (c) below such additional amount or amounts as will compensate such Bank for such additional costs incurred or reduction suffered.

            (b) If any Bank shall have determined that the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) or any Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement, the Loans made by such Bank pursuant hereto, such Bank's Commitment hereunder or the issuance of, or participation in, any Letter of Credit by such Bank to a level below that which such Bank or such Bank's holding company could have achieved but for such adoption, change or compliance (taking into account Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material (except to the extent that such amount is reflected in the Adjusted LIBOR Rate), then from time to time the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered.

            (c) A certificate of each Bank setting forth such amount or amounts as shall be necessary to compensate such Bank or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Bank the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same. Any Bank receiving any such payment shall promptly make a refund thereof to the Borrower if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

            (d) Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's right to demand compensation with respect to such period or any other period, PROVIDED that the Borrower shall not be required to compensate a Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Bank notifies the Borrower of the circumstance giving rise to such increased costs or reductions and of such Bank's intention to claim compensation therefor. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

      SECTION 2.16 CHANGE IN LEGALITY.

            (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change after the date of this Agreement in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Bank to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or (y) at any time any Bank determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Bank in such market, then, by written notice to the Borrower, such Bank may (i) declare that Eurodollar Loans will not thereafter be made by such Bank hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Bank only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Bank shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Bank or the converted Eurodollar Loans of such Bank shall instead be applied to repay the ABR Loans made by such Bank in lieu of, or resulting from the conversion of, such Eurodollar Loans.

            (b) For purposes of this Section 2.16, a notice to the Borrower by any Bank pursuant to paragraph (a) above shall be effective, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period, otherwise, such notice shall be effective on the date of receipt by the Borrower.

      SECTION 2.17 PRO RATA TREATMENT, ETC. All payments and repayments of principal and interest in respect of the Loans (except as provided in Sections
2.15 and 2.16 and subject to the priorities set forth in Section 2.23(b) if applicable) shall be made pro rata among the Banks in accordance with the then outstanding principal amount of the Loans and/or participations in Letter of Credit Outstandings and all outstanding undrawn Letters of Credit (and the unreimbursed amount of drawn Letters of Credit) hereunder and all payments of Commitment Fees and Letter of Credit Fees (other than those payable to a Fronting Bank) shall be made pro rata among the Banks in accordance with their Commitments. All payments by the Borrower hereunder shall be (i) net of any tax applicable to the Borrower or Guarantor and (ii) made in Dollars in immediately available funds at the office of the Agent by 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full or converted to a Loan of a different Type.

      SECTION 2.18   TAXES.

            (a) Any and all payments by the Borrower or any Guarantor hereunder shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING (i) taxes imposed on or measured by the net income or overall gross receipts of the Agent or any Bank (or any transferee or assignee thereof, including a participation holder (any such entity being called a

"TRANSFEREE")) and franchise taxes imposed on the Agent or any Bank (or Transferee) by the United States or any jurisdiction under the laws of which the Agent or any such Bank (or Transferee) is organized or in which the applicable lending office of any such Bank (or Transferee) is located or any political subdivision thereof or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which the Agent or such Bank (or Transferee) would not be subject to tax but for the execution and performance of this Agreement and (ii) taxes, levies, imposts, deductions, charges or withholdings ("AMOUNTS") with respect to payments hereunder to a Bank (or Transferee) in accordance with laws in effect on the later of the date of this Agreement and the date such Bank (or Transferee) becomes a Bank (or Transferee, as the case may be), but not excluding, with respect to such Bank (or Transferee), any increase in such Amounts solely as a result of any change in such laws occurring after such later date or any Amounts that would not have been imposed but for actions (other than actions contemplated by this Agreement) taken by the Borrower after such later date (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower or any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Banks (or any Transferee) or the Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank (or Transferee) or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

            (b) In addition, the Borrower agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

            (c) The Borrower will indemnify each Bank (or Transferee) and the Agent for the full amount of Taxes and Other Taxes paid by such Bank (or Transferee) or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Bank (or Transferee) or the Agent, as the case may be, makes written demand therefor. If a Bank (or Transferee) or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Bank (or Transferee) or the Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section with respect to such refund plus interest that is received by the Bank (or Transferee) or the Agent as part of the refund), net of all out-of-pocket expenses of such Bank (or Transferee) or the Agent and without additional interest thereon; PROVIDED that the Borrower, upon the request of such Bank (or Transferee) or the Agent, agrees to return such refund (plus penalties, interest or other charges) to such Bank (or Transferee) or the Agent in the event such Bank (or Transferee) or the Agent is required to repay such refund. Nothing contained in this subsection (c) shall require any Bank (or Transferee) or the Agent to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential). If the Borrower contests any Taxes or Other Taxes payable by the Borrower under this Section with the assessing jurisdiction, such Bank (or Transferee) or the Agent shall use its reasonable efforts to cooperate with the Borrower and its counsel in the administrative and judicial pursuit of the relief sought by the Borrower.

            (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Bank (or Transferee) or the Agent, the Borrower will furnish to the Agent, at its address referred to on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof.

            (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Loans made hereunder.

            (f) Each Bank (or Transferee) that is organized under the laws of a jurisdiction outside the United States shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including
(A) Internal Revenue Service Form W-8BEN or (B) Internal Revenue Service Form W-ECI and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such Bank (or Transferee) establishing that such payment is (i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Bank (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that such payments hereunder are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate.

            (g) The Borrower shall not be required to pay any additional amounts to any Bank (or Transferee) in respect of United States Federal withholding tax pursuant to subsection (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank (or Transferee) to comply with the provisions of subsection (f) above.

            (h) Any Bank (or Transferee) claiming any additional amounts payable pursuant to this Section 2.18 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole reasonable determination of such Bank (or Transferee), be otherwise materially disadvantageous to such Bank (or Transferee).

      SECTION 2.19   FEES.

            (a) The Borrower shall pay to the Agent, for the respective accounts of Banks, on the Closing Date, a facility fee in an amount equal to 1/2 of 1% of the Total Commitment.

            (b) The Borrower shall pay to the Agent, for its own account, on the Closing Date an advisory and structuring fee in the amount of $500,000.

            (c) The Borrower shall pay to the Agent, for its own account, a quarterly administrative agency fee in the amount of $250,000 on each of (i) the Closing Date and (ii) each quarterly anniversary of the Closing Date, except if such date is the Maturity Date and the Loans have been repaid in full on or prior to such date.

            (d) The Borrower shall pay to the Co-Agent, for its own account, on the Closing Date a structuring fee in the amount of $250,000.

            (e) The Borrower shall pay to the Co-Agent, for its own account, a quarterly agency fee in the amount of $75,000 on each of (i) the Closing Date and (ii) each quarterly anniversary of the Closing Date, except if such date is the Maturity Date and the Loans have been repaid in full on or prior to such date.

      SECTION 2.20 COMMITMENT FEE. The Borrower shall pay to the Agent, for the respective account of the Banks, a commitment fee (the "COMMITMENT FEE") for the period commencing on the Closing Date to the Termination Date or the earlier date of termination of the Commitment, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of one-half of one percent (1/2%) per annum on the average daily Unused Total Commitment. Such Commitment Fee, to the extent then accrued, shall be payable (x) monthly, in arrears, on the last calendar day of each month, (y) on the Termination Date and
(z) as provided in Section 2.10 hereof, upon any reduction or termination in whole or in part of the Total Commitment.

      SECTION 2.21 LETTER OF CREDIT FEES. The Borrower shall pay with respect to each Letter of Credit (i) to the Agent on behalf of the Banks a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of (x) two and one-half percent (2-1/2%) per annum on the daily average Letter of Credit Outstandings and (ii) to the Fronting Bank such Fronting Bank's customary fees for issuance, amendments and processing referred to in Section
2.03. In
addition, the Borrower agrees to pay each Fronting Bank for its account a fronting fee of one quarter of one percent (1/4%) per annum in respect of each Letter of Credit issued by such Fronting Bank, for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit, computed at a rate, and payable at times, to be determined by such Fronting Bank, the Borrower and the Agent. Accrued fees described in clause (i) of the first sentence of this paragraph in respect of each Letter of Credit shall be due and payable monthly in arrears on the last calendar day of each month and on the Termination Date, or such earlier date as the Total Commitment is terminated. Accrued fees described in clause (ii) of the first sentence of this paragraph in respect of each Letter of Credit shall be payable at times to be determined by the Fronting Bank, the Borrower and the Agent.

      SECTION 2.22 NATURE OF FEES. All Fees shall be paid on the dates due, in immediately available funds, to the Agent for the respective accounts of the Agent, the Co-Agent and the Banks, as provided herein (or, in the case of the fees described in Sections 2.19(d) and (e), to the Co-Agent for its own account). Once paid, none of the Fees shall be refundable under any circumstances.

      SECTION 2.23 PRIORITY AND LIENS.

            (a) The Borrower and each of the Guarantors hereby covenants, represents and warrants that, upon entry of the Final Order, the Obligations of the Borrower and the Guarantors hereunder and under the Loan Documents and in respect of Indebtedness permitted by Section 6.03(vi): (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute allowed administrative expense claims in the Cases having priority over all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code, which shall rank pari passu (A) with the Superpriority Claims in respect of the obligations under the Working Capital Facility and (B) with respect to Copperweld, the Superpriority Claims granted to certain creditors of Copperweld pursuant to the adequate protection stipulation heretofore entered in the Cases on or about February 20, 2001 (as the same may be amended, modified or extended from time to time by an order of the Bankruptcy Court, the "COPPERWELD STIPULATION"); (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected first priority Lien on (x) all present and future Inventory and Receivables of LTV Steel and Georgia Tubing and all present and future Receivables of Copperweld (including, without limitation, the Existing Receivables Portfolio and the Existing Inventory Portfolio) and the proceeds and products thereof, whether now owned or hereafter acquired, (y) the Hennepin Works to secure a portion of the Obligations equal to $28,500,000, and (z) all cash maintained in the Letter of Credit Account and any direct investments of the funds contained therein; (iii) subject to paragraph (b) below, pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected Lien upon (x) all property of the Borrower and the Guarantors that is subject to valid and perfected Liens in existence on the Filing Date or to valid Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code or to Permitted Liens and (y) substantially all assets of VP Buildings and all other unencumbered (prior to the granting of Liens to secure the Working Capital Facility) assets of the Borrower and the Guarantors, junior only to such valid and perfected Liens; subject only to (x) in the event of the occurrence and during the continuance of an Event of Default or an event that would constitute an Event of Default with the giving of notice or lapse of time or both, the payment of allowed and unpaid professional fees and disbursements incurred by the Borrower, the Guarantors and any statutory committees appointed in the Cases in an aggregate amount not in excess of $5,000,000 IN TOTO and (y) the payment of unpaid fees pursuant to 28 U.S.C.
Section 1930 and to the Clerk of the Bankruptcy Court (collectively, the "CARVE-OUT"), it being understood that the Carve-Out shall be applied PRO RATA with any similar amounts provided for in any other instrument, agreement or order to which the Borrower or any of the Guarantors are subject based on the respective magnitude of the Carve-Out and such other amounts (including, without limitation, those provided for in the Working Capital Facility and in the Copperweld Stipulation), PROVIDED that following the Termination Date amounts in the Letter of Credit Account shall not be subject to the Carve-Out. The Banks agree that so long as no Event of Default or event which with the giving of notice or lapse of time or both would constitute an Event of Default shall have occurred, the Borrower and the Guarantors shall be permitted to pay compensation and reimbursement of expenses allowed and payable under 11 U.S.C. Section 330 and 11 U.S.C. Section 331, as the same may be due and payable, and the same shall not reduce the Carve-Out.

            (b) Notwithstanding anything to the contrary set forth herein, the Liens on the assets described in paragraph (a)(iii) above shall be allocated among the Banks such that each Bank that is also a lender under the Working Capital Facility with a Revolving Credit Commitment (as defined therein) thereunder shall have a priority in such Liens to secure a portion of the Obligations held by it such that each Bank that is also a lender under the Working Capital Facility with a Revolving Credit Commitment thereunder shall receive, for application to such Bank's exposure and permanent reduction of its Commitment and Commitment Percentage (consistent with Section 2.13(e) hereof) under this Agreement and the other Loan Documents, a percentage of the Net Cash Proceeds of such Liens that is equal to such Bank's Revolving Credit Commitment (not including any portion of the $35,000,000 Term Loan Commitment thereunder) in the Working Capital Facility divided by the aggregate Revolving Credit Commitments of all Banks therein (before any of such Net Cash Proceeds are received by Banks that are not also lenders under the Working Capital Facility). After application of the Net Cash Proceeds from the Liens on the assets described in paragraph (a)(iii) above as described in this subparagraph, the Agent shall recalculate each Bank's Commitment Percentage under this Agreement and the other Loan Documents (provided that, notwithstanding any such recalculation, subsequent optional Commitment reductions pursuant to Section
2.10 and subsequent mandatory prepayments and Commitment reductions provided for in Section 2.13(e), other than with respect to the first $28,500,000 of Net Cash Proceeds of a sale or other disposition of the Hennepin Works, shall be applied in accordance with each Bank's Commitment Percentage as in effect on the Closing Date and not in accordance with each Bank's Commitment Percentage as so recalculated; the first $28,500,000 of Net Cash Proceeds of a sale or other disposition of the Hennepin Works shall be applied in accordance with each Bank's Commitment Percentage as recalculated). At such time as the Commitment and the Commitment Percentage of each Bank that is also a lender under the Working Capital Facility with a Revolving Credit Commitment therein has been permanently reduced to zero (0) under this Agreement as a result of the application of Net Cash Proceeds as set forth in the first sentence of this Section, then any remaining Net Cash Proceeds from the Liens on the assets described in paragraph (a)(iii) above shall be distributed to the remaining

Banks under this Agreement and the other Loan Documents. As used in this Section, the words "Bank that is also a lender under the Working Capital Facility" shall mean a financial institution that was a party to the Existing Receivables Facility or the Existing Inventory Facility at the time of the entry of the Final Order (and any assignee of such financial institution, but only to the extent (x) such financial institution had a Revolving Credit Commitment under the Working Capital Facility immediately prior to such assignment or (y) such assignee has its own Revolving Credit Commitment under the Working Capital Facility without regard to whether its assignor had a Revolving Credit Commitment thereunder).

            (c) The Banks shall not be entitled to enforce any of the Liens described in paragraph (a)(iii) above (x) so long as there are any amounts outstanding under the Working Capital Facility or any commitment is in existence thereunder or (y) with respect to collateral which is subject to valid and perfected Liens securing the Copperweld Term Loan.

            (d) Notwithstanding anything to the contrary set forth herein (i) in the event the Bankruptcy Court approves a retention and severance program to be proposed by the Borrower (as to which the Banks reserve all of their rights), the claims and liens described above shall not apply to that portion of a segregated or trust account established by the Borrower to fund such program that does not exceed the lesser of the amount authorized by the Bankruptcy Court and $8,000,000 and (ii) the claims and Liens described above shall not apply to the assets included in the Borrower's Nonqualified Plans Master Trust and Copperweld's separate trusts for its Supplemental Pension Plan and for its employment agreement with John D. Turner, in each instance, to the extent approved by an order or orders of the Bankruptcy Court.

            (e) Subject to the priorities set forth in subsection (a) above, the Carve-Out and the provisions of subsections (b), (c) and (d) above, as to all real property the title to which is held by the Borrower or any of the Guarantors, or the possession of which is held by the Borrower or any of the Guarantors pursuant to leasehold interest, the Borrower and each Guarantor hereby assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Agent on behalf of the Banks all of the right, title and interest of the Borrower and such Guarantor in all of such owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Borrower and such Guarantor in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. The Borrower and each Guarantor acknowledges that, pursuant to the Final Order, the Liens in favor of the Agent on behalf of the Banks in all of such real property and leasehold instruments shall be perfected without the recordation of any instruments of mortgage or assignment. The Borrower and each Guarantor further agrees that, upon the request of the Agent, the Borrower and such Guarantor shall enter into separate fee and leasehold mortgages in recordable form with respect to such properties on terms reasonably satisfactory to the Agent.

      SECTION 2.24 RIGHT OF SET-OFF. Subject to the provisions of Section 7.01, upon the occurrence and during the continuance of any Event of Default, the Agent and each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent and each such Bank to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of such Borrower or Guarantor now or hereafter existing under the Loan Documents, irrespective of whether or not such Bank shall have made any demand under any Loan Document and although such obligations may not have been accelerated. Each Bank and the Agent agrees promptly to notify the Borrower and Guarantors after any such set-off and application made by such Bank or by the Agent, as the case may be, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank and the Agent under this Section are in addition to other rights and remedies which such Bank and the Agent may have upon the occurrence and during the continuance of any Event of Default.

      SECTION 2.25 SECURITY INTEREST IN LETTER OF CREDIT ACCOUNT. Pursuant to
Section 364(c)(2) of the Bankruptcy Code, the Borrower and the Guarantors hereby assign and pledge to the Agent, for its benefit and for the ratable benefit of the Banks, and hereby grant to the Agent, for its benefit and for the ratable benefit of the Banks, a first priority security interest, senior to all other Liens, if any, in all of the Borrower's and the Guarantors' right, title and interest in and to the Letter of Credit Account and any direct investment of the funds contained therein. Cash held in the Letter of Credit Account shall not be available for use by the Borrower, whether pursuant to Section 363 of the Bankruptcy Code or otherwise and shall be released to the Borrower as described in clause (ii)(y) of Section 2.03(b).

      SECTION 2.26 PAYMENT OF OBLIGATIONS. Subject to the provisions of Section 7.01, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents of the Borrower and the Guarantors, the Banks shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

      SECTION 2.27 NO DISCHARGE; SURVIVAL OF CLAIMS. Each of the Borrower and the Guarantors agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming a Reorganization Plan (and each of the Borrower and the Guarantors, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Agent and the Banks pursuant to the Final Order and described in Section
2.23 and the Liens granted to the Agent pursuant to the Final Order and described in Sections 2.23 and 2.25 shall not be affected in any manner by the entry of an order confirming a Reorganization Plan.

SECTION 3.   REPRESENTATIONS AND WARRANTIES

            In order to induce the Banks to make Loans and issue and/or participate in Letters of Credit hereunder, the Borrower and each of the Guarantors jointly and severally represent and warrant as follows:

      SECTION 3.01 ORGANIZATION AND AUTHORITY. Each of the Borrower and the Guarantors (i) is duly organized and validly existing under the laws of the State of its organization and is duly qualified as a foreign entity and, other than as set forth on Schedule 3.01, is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, operations, business, properties, assets or prospects of the Borrower and the Guarantors taken as a whole; (ii) subject to the entry by the Bankruptcy Court of the Final Order has the requisite power and authority to effect the transactions contemplated hereby, and by the other Loan Documents to which it is a party, and (iii) subject to the entry by the Bankruptcy Court of the Final Order has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

      SECTION 3.02 DUE EXECUTION. Upon the entry by the Bankruptcy Court of the Final Order, the execution, delivery and performance by each of the Borrower and the Guarantors of each of the Loan Documents to which it is a party (i) are within the respective powers of each of the Borrower and the Guarantors, have been duly authorized by all necessary action including the consent of shareholders where required, and do not (A) contravene the charter or by-laws or other organizational documents of any of the Borrower or the Guarantors, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System), or any order or decree of any court or Governmental Authority, (C) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust entered into after the Filing Date or any material lease, agreement or other instrument entered into after the Filing Date binding on the Borrower or the Guarantors or any of their properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrower or the Guarantors other than the Liens granted pursuant to this Agreement, the other Loan Documents or the Final Order; and (ii) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority other than the entry of the Final Order. Upon the entry by the Bankruptcy Court of the Final Order, this Agreement has been duly executed and delivered by each of the Borrower and the Guarantors. This Agreement is, and each of the other Loan Documents to which the Borrower and each of the Guarantors is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the Borrower and each Guarantor, as the case may be, enforceable against the Borrower and the Guarantors, as the case may be, in accordance with its terms and the Final Order.

      SECTION 3.03 STATEMENTS MADE. The information that has been delivered in writing by the Borrower or any of the Guarantors to the Agent, the Co-Agent or to the Bankruptcy Court in connection with any Loan Document (including, without limitation, the Borrower's January 11, 2001 presentation to the Banks, the Co-Agent and the Agent) and any financial statement delivered pursuant hereto or thereto (other than to the extent that the presentation or any such statements constitute projections), taken as a whole and in light of the circumstances in which made, contains no untrue statement of a material fact and does not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such information constitutes projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrower or such Guarantor to be reasonable at the time such projections were prepared.

      SECTION 3.04 FINANCIAL STATEMENTS. The Borrower has furnished the Banks with copies of the draft audited consolidated financial statement and schedules of the Borrower for the fiscal year ended December 31, 2000. Such financial statements present fairly the financial condition and results of operations of the Borrower and the Guarantors on a consolidated basis as of such date and for such period; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Borrower and the Guarantors as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in a manner consistent with GAAP. No material adverse change in the operations, business, properties, assets or condition (financial or otherwise) of the Borrower and the Guarantors, taken as a whole, has occurred from that set forth in the Borrower's consolidated financial statements for the fiscal year ended December 31, 2000 other than those which customarily occur as a result of events leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code and the commencement of the Cases.

      SECTION 3.05 OWNERSHIP. Each of the Persons listed on Schedule 3.05 is a wholly-owned (except as described on Schedule 3.05), direct or indirect Subsidiary of the Borrower and the Borrower owns no other Subsidiaries, whether directly or indirectly other than as set forth on Schedule 3.05.

      SECTION 3.06 LIENS. Except for Liens existing on the Filing Date as reflected on Schedule 3.06, there are no Liens of any nature whatsoever on any assets of the Borrower or any of the Guarantors other than: (i) Liens granted pursuant to the Working Capital Facility; (ii) Permitted Liens; (iii) Liens permitted pursuant to Sections 6.01(v) and (vi); and (iv) Liens in favor of the Agent and the Banks. Neither the Borrower nor the Guarantors are parties to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of the Borrower or any Guarantor or otherwise result in a violation of this Agreement other than the Liens granted to the Agent and the Banks as provided for in this Agreement.

      SECTION 3.07 COMPLIANCE WITH LAW.

            (a) Except as set forth on Schedule 3.07, (i) the operations of the Borrower and the Guarantors comply in all material respects with all applicable environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 ET SEQ.); (ii) to the Borrower's and each of the Guarantor's knowledge, none of the operations of the Borrower or the Guarantors is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure by the Borrower or any Guarantor is needed to respond to a release of any Hazardous Waste or Hazardous Substance (as such terms are defined in any applicable state or Federal environmental law or regulations) into the environment; and (iii) to the Borrower's and each of the Guarantor's knowledge, the Borrower and the Guarantors do not have any material contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

            (b) Except as set forth on Schedule 3.07, neither the Borrower nor any Guarantor is, to the best of its knowledge, in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority the violation of which, or a default with respect to which, would have a material adverse effect on the financial condition, operations, business, properties, assets or prospects of the Borrower and the Guarantors taken as a whole.

      SECTION 3.08 INSURANCE. All policies of insurance of any kind or nature owned by or issued to the Borrower and the Guarantors, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is customarily carried by companies of the same or similar size in the same or similar businesses as the Borrower and the Guarantors.

      SECTION 3.09 USE OF PROCEEDS. The proceeds of the Loans and the Letters of Credit shall be used (x) to repurchase the Existing Receivables Portfolio, (y) to repurchase the Existing Inventory Portfolio and (z) for working capital purposes of the Borrower and the Guarantors, to the extent that following the repurchases described in clauses (x) and (y) (and the payments required thereby), the Borrower prepays Loans.

      SECTION 3.10 LITIGATION. Other than as set forth on Schedule 3.10, there are no unstayed actions, suits or proceedings pending or, to the knowledge of the Borrower or the Guarantors, threatened against or affecting the Borrower or the Guarantors or any of their respective properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which is reasonably likely to be determined adversely to the Borrower or the Guarantors and, if so determined adversely to the Borrower or the Guarantors would have a material adverse effect on the financial condition, business, properties, prospects, operations or assets of the Borrower and the Guarantors, taken as a whole.

      SECTION 4.  CONDITIONS OF LENDING

      SECTION 4.01 CONDITIONS PRECEDENT TO INITIAL LOANS AND INITIAL LETTERS OF CREDIT. The obligation of the Banks to make the initial Loans or the Fronting Bank to issue the initial Letter of Credit, whichever may occur first, is subject to the following conditions precedent:

            (a) SUPPORTING DOCUMENTS. The Agent shall have received for each of the Borrower and the Guarantors:

            (i) a copy of such entity's certificate of incorporation, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation;

            (ii) a certificate of such Secretary of State, dated as of a recent date, as to the good standing of and payment of taxes by that entity and as to the charter documents on file in the office of such Secretary of State, except for those entities set forth on Schedule 3.01; and

            (iii) a certificate of the Secretary or an Assistant Secretary of that entity dated the date of the initial Loans or the initial Letter of Credit hereunder, whichever first occurs, and certifying (A) that attached thereto is a true and complete copy of the by-laws of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors or stockholder of that entity authorizing the Borrowings and Letter of Credit extensions hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the Loan Documents and any other documents required or contemplated hereunder or thereunder and the granting of the security interest in the Letter of Credit Account and other Liens contemplated hereby, (C) that the certificate of incorporation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)).

            (b) FINAL ORDER. At the time of the making of the initial Loans or at the time of the issuance of the initial Letters of Credit, whichever first occurs, the Agent, the Co-Agent and the Banks shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit A (the "FINAL ORDER") approving the Loan Documents and granting the Superpriority Claim status and first priority and other Liens described in Section 2.23 which Final Order (i) shall have been entered by not later than March 31, 2001, (ii) shall authorize the repurchase of the Existing Receivables Portfolio and the Existing Inventory Portfolio with the proceeds of the Loans, (iii) shall have determined that the sales effected pursuant to each of the Existing Receivables Facility and the Existing Inventory Facility constituted "true sales" effective on the Closing Date, (iv) shall include a termination of exclusivity in favor of the Agent, the Co-Agent and the Banks upon the occurrence and continuation of an Event of Default, (v) shall approve the payment by the Borrower of all of the Fees set forth in Section 2.19, 2.20 and 2.21, (vi) shall be in full force and effect, and (vii) shall not have been stayed, reversed, modified or amended in any respect; and, if the Final Order is the subject of a pending appeal in any respect, neither the making of such Loans nor the issuance of such Letter of Credit nor the performance by the Borrower or any of the Guarantors of any of their respective obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

            (c) REPAYMENT OF EXISTING OBLIGATIONS. The Borrower shall have paid in full the aggregate principal amounts outstanding under the Existing Receivables Facility and the Existing

Inventory Facility, together with accrued and unpaid interest thereon and unpaid fees and expenses in connection therewith.

            (d) WORKING CAPITAL FACILITY. The Bankruptcy Court shall have entered a final order approving the Working Capital Facility, and the Working Capital Facility shall be substantially in the form as filed with the Bankruptcy Court on March 15, 2001 or otherwise reasonably satisfactory in form and substance to the Required Banks.

            (e) WITHDRAWAL OF EMERGENCY MOTION. The Borrower and the Guarantors shall have withdrawn with prejudice its Emergency Motion for (1) Order Granting Interim Authority to Use Cash Collateral and (2) Scheduling and Establishing Deadlines Relating to a Final Hearing dated December 29, 2000 (the "EMERGENCY MOTION").

            (f) SECURITY AND PLEDGE AGREEMENT. The Borrower and each of the Guarantors shall have duly executed and delivered to the Agent a Security and Pledge Agreement in substantially the form of Exhibit B (the "SECURITY AND PLEDGE AGREEMENT").

            (g) DRAFT FINANCIAL STATEMENTS. The Agent, the Co-Agent and the Banks shall have received a satisfactory draft of the Borrower's audited consolidated financial statements for the fiscal year ended December 31, 2000.

            (h) SALE OF VP BUILDINGS. The Agent and the Banks shall have received a copy of any letter received by the Borrower expressing interest in an acquisition of the stock or assets of VP Buildings or its Subsidiaries, together with any letters of intent, memoranda of understanding or similar undertakings entered into by the Borrower and a prospective purchaser or proffered by a prospective purchaser with respect to any such sale or other disposition.

            (i) OPINION OF COUNSEL. The Agent, the Co-Agent and the Banks shall have received the favorable written opinion of counsel to the Borrower and the Guarantors reasonably acceptable to the Agent and the Co-Agent, dated the date of the initial Loans or the issuance of the initial Letter of Credit, whichever first occurs, substantially in the form of Exhibit C.

            (j) PAYMENT OF FEES. The Borrower shall have paid to the Agent for distribution to the Agent, the Co-Agent and the Banks, as the case may be, the then unpaid balance of all accrued and unpaid Fees due under and pursuant to this Agreement.

            (k) CORPORATE AND JUDICIAL PROCEEDINGS. All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Guarantors, the Agent, the Co-Agent and the Banks contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent and the Co-Agent, and the Agent and the Co-Agent shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

            (l) UCC SEARCHES. The Agent shall have received UCC searches conducted in the jurisdictions in which the Borrower and the Guarantors conduct business (dated as of a date reasonably satisfactory to the Agent), reflecting the absence of Liens and encumbrances on the assets of the Borrower and the Guarantors other than Liens described in Section 3.06 and such other Liens as may be satisfactory to the Agent.

            (m) CLOSING DOCUMENTS. The Agent shall have received all documents required by Section 4.01 reasonably satisfactory in form and substance to the Agent and the Co-Agent.

      SECTION 4.02 CONDITIONS PRECEDENT TO EACH LOAN AND EACH LETTER OF CREDIT. The obligation of the Banks to make each Loan and of the Fronting Bank to issue each Letter of Credit, including the initial Loan and the initial Letters of Credit, is subject to the following conditions precedent:

            (a) NOTICE. The Agent shall have received a notice with respect to such borrowing or issuance, as the case may be, as required by Section 2.

            (b) REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.

            (c) NO DEFAULT. On the date of each Borrowing hereunder or the issuance of each Letter of Credit, no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

            (d) FINAL ORDER. The Final Order shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Required Banks.

            (e) PAYMENT OF FEES. The Borrower shall have paid to the Agent the then unpaid balance of all accrued and unpaid Fees then payable under and pursuant to this Agreement.

            (f) BORROWING BASE CERTIFICATE. The Agent and the Co-Agent shall have received the timely delivery of the most recent Borrowing Base Certificate (dated no more than seven (7) days prior to the making of a Loan or the issuance of a Letter of Credit) required to be delivered hereunder.

The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section have been satisfied or waived at that time.

SECTION 5.  AFFIRMATIVE COVENANTS

            From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of letters of credit delivered, in each case pursuant to Section 2.03(b)), or any amount shall remain outstanding or unpaid under this Agreement, the Borrower and each of the Guarantors agree that, unless the Required Banks shall otherwise consent in writing, the Borrower and each of the Guarantors will:

      SECTION 5.01 FINANCIAL STATEMENTS, REPORTS, ETC. In the case of the Borrower and the Guarantors, deliver to the Agent, the Co-Agent and each of the
Banks:

            (a) within 90 days after the end of each fiscal year, the Borrower's consolidated balance sheet and related statement of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statements of the Borrower to be audited by Ernst & Young LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect other than with respect to the Cases or a going concern qualification) and to be certified by a Financial Officer of the Borrower to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP;

            (b) within 45 days after the end of each of the first three fiscal quarters and within 90 days after the end of each fiscal year, the Borrower's consolidated balance sheets and related statements of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated basis (and, with respect to the annual statements, on a consolidating basis) as of the close of such fiscal period and the results of their operations during such fiscal period and the then elapsed portion of the fiscal year, each certified by a Financial Officer as fairly presenting the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis (and, with respect to the annual statements, on a consolidating basis) in accordance with GAAP, subject to normal year-end audit adjustments, such unaudited annual financial statements to be subject to the auditing procedures applied to the audit of the annual consolidated financial statements delivered pursuant to subsection (a) above, in a manner satisfactory to the Agent and the Co-Agent;

            (c) (i) concurrently with any delivery of financial statements under
(a) and (b) above, a certificate of a Financial Officer certifying such statements (A) certifying that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) setting forth computations in reasonable detail satisfactory to the Agent and the Co-Agent demonstrating compliance with the provisions of Sections 6.03, 6.04, 6.05 and 6.10 and (ii) concurrently with any delivery of financial statements under (a) above, a certificate (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) of the accountants auditing the consolidated financial statements delivered under (a) above stating that, in the course of the regular audit of the business of the Borrower and its Subsidiaries, nothing has come to the attention of such accountants that an Event of Default has occurred and is continuing, or if, in the opinion of such accountants, an Event of Default has occurred and is continuing, specifying the nature thereof and all relevant facts with respect thereto;

            (d) as soon as available, but no more than 25 days after the end of each fiscal month, the unaudited monthly cash flow reports of the Borrower and its Subsidiaries on a consolidated basis for such fiscal month and the results of their operations during such fiscal month and the then elapsed portion of the fiscal quarter, together with a monthly comparison of actual results to plan and a variance analysis for such fiscal month, PROVIDED, if such fiscal month is at the end of a fiscal year or a fiscal quarter, such report shall be delivered in accordance with paragraphs (a) or (b) above;

            (e) by the third Business Day of each week following the Closing Date, as of Friday of the immediately preceding week, a 13-week rolling cash flow projection;

            (f) as soon as possible, and in any event within 25 days of the Closing Date, the consolidated audited financial statements of the Borrower and its Subsidiaries as of December 31, 2000;

            (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;

            (h) as soon as available and in any event (A) within 30 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Single Employer Plan of the Borrower or such ERISA Affiliate has occurred or is reasonably likely to occur and (B) within 10 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any such Plan has occurred or is reasonably likely to occur, a statement of a Financial Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

            (i) promptly and in any event within 10 days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Single Employer Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

            (j) if requested by the Agent, promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of the Borrower or any of its ERISA Affiliates;

            (k) within 10 days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of the Borrower or any of its ERISA Affiliates to make timely payments to a Plan, a copy of any such notice filed and a statement of a Financial Officer of the Borrower setting forth (A) sufficient information necessary to determine the amount of the lien under Section 302(f)(3), (B) the reason for the failure to make the required payments and (C) the action, if any, which the Borrower or any of its ERISA Affiliates proposed to take with respect thereto;

            (l) promptly and in any event within 10 days after receipt thereof by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above;

            (m) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Guarantor, or compliance with the terms of any material loan or financing agreements as the Agent or the Co-Agent, at the request of any Bank, may reasonably request; and

            (n) furnish to the Agent, the Co-Agent and their respective counsel promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower or any of the Guarantors with the Bankruptcy Court in the Cases, and use their best efforts to so furnish all financial information and other documents distributed by or on behalf of the Borrower or any of the Guarantors to any official committee appointed in the Cases.

      SECTION 5.02 CORPORATE EXISTENCE. Preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except (i)(A) if in the reasonable business judgment of the Borrower or its subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such rights, privileges, qualifications, permits, licenses and franchises, and (B) such failure to preserve the same could not, in the aggregate, reasonably be expected to have a material adverse effect on the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrower and the Guarantors, taken as a whole, and (ii) as otherwise permitted in connection with sales of assets permitted by
Section 6.11.

      SECTION 5.03 INSURANCE. (a) Keep its insurable properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses; and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any Guarantor, as the case may be, in such amounts (giving effect to self-insurance) and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and (b) maintain such other insurance or self insurance as may be required by law. Following the payment in full of the Working Capital Facility, the Agent shall be named as loss payee on such insurance policies of the Borrower and the Guarantors as the Agent shall reasonably request.

      SECTION 5.04 OBLIGATIONS AND TAXES. With respect to the Borrower and each Guarantor, pay all its material obligations arising after the Filing Date promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property arising after the Filing Date, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Filing Date which, if unpaid, would become a Lien or charge upon such properties or any part thereof; provided, however, that the Borrower and each Guarantor shall not be required to pay and discharge or to cause to be paid and discharged any such obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrower and the Guarantors shall have set aside on their books adequate reserves therefor).

      SECTION 5.05 NOTICE OF EVENT OF DEFAULT, ETC. Promptly give to the Agent and the Co- Agent notice in writing of any Event of Default or the occurrence of any event or circumstance which with the passage of time or giving of notice or both would constitute an Event of Default (including, without limitation, the occurrence of an "Event of Default" under the Working Capital Facility).

      SECTION 5.06 ACCESS TO BOOKS AND RECORDS. Maintain or cause to be maintained at all times true and complete books and records in accordance with GAAP of the financial operations of the Borrower and the Guarantors; and provide the Agent, the Co-Agent, the Banks and their respective representatives access to all such books and records during regular business hours, in order that the Agent, the Co-Agent and the Banks may upon reasonable prior notice examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports delivered by the Borrower or the Guarantors to the Agent, the Co- Agent or the Banks pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement.

      SECTION 5.07 MAINTENANCE OF COLLATERAL ACCOUNT. Continue to maintain with the Agent an account or accounts to be used by the Borrower and the Guarantors as their principal account for the deposit of proceeds of Inventory and Receivables.

      SECTION 5.08 BORROWING BASE CERTIFICATE. Furnish to the Agent and the Co-Agent as soon as available and in any event (i) on or before the second Business Day of each week, a weekly Borrowing Base Certificate as of the last day of the immediately preceding week, (ii) on or before the 15th Business Day of each month, a monthly Borrowing Base Certificate as of the last day of the immediately preceding month, (iii) if requested by the Agent at any other time when the Agent reasonably believes (or upon instruction from the Required Banks) that the then existing Borrowing Base Certificate is materially inaccurate, as soon as reasonably available but in no event later than five (5) Business Days after such request, a Borrowing Base Certificate showing the Borrowing Base as of the date so requested, in each case with supporting documentation (including, without limitation, the documentation described on Schedule 1 to Exhibit E), and
(iv) such other supporting documentation and additional reports with respect to the Borrowing Base as the Agent shall reasonably request. The Agent shall provide to any Bank copies of the foregoing upon the request of such Bank.

      SECTION 5.09 COLLATERAL MONITORING AND REVIEW. At any time upon the request of the Agent, the Co-Agent or the Required Banks through the Agent, permit the Agent or professionals (including consultants, accountants and appraisers) retained by the Agent or its professionals to conduct evaluations and appraisals of (i) the Borrower's practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base, and pay the reasonable fees and expenses in connection therewith (including, without limitation, the reasonable and customary fees and expenses associated with the Agent's Collateral Agent Services Group). In connection with any collateral monitoring or review and appraisal relating to the computation of the Borrowing Base, the Borrower shall make such adjustments to the Borrowing Base as the Agent shall reasonably require based upon the terms of this Agreement and results of such collateral monitoring, review or appraisal.

      SECTION 5.10 BUSINESS PLAN. Make its senior officers available to discuss the Borrower's business plan (a copy of which has heretofore been delivered to the Agent, the Co-Agent and the Banks) with the Agent, the Co-Agent and/or the Banks upon the Agent's or the Co-Agent's reasonable request.

      SECTION 5.11 RESTRUCTURING PLAN. Furnish to the Agent and the Co-Agent by no later than April 16, 2001 a restructuring plan for the Borrower's integrated steel operations, in form and substance satisfactory to the Agent, the Co-Agent and the Banks.

      SECTION 5.12 VALUATION OF COPPERWELD. Cooperate with
PricewaterhouseCoopers such that PricewaterhouseCoopers will be in a position to deliver to the Agent, the Co-Agent and the Banks by no later than March 31, 2001 its valuation of the enterprise value of Copperweld (which valuation shall be reasonably satisfactory to the Agent, the Co-Agent and the Banks).

      SECTION 5.13 SALE OF VP BUILDINGS. Keep the Agent, the Co-Agent and the Banks reasonably informed as to the status of discussions and negotiations for the sale or other disposition of the stock or assets of VP Buildings or its Subsidiaries.

      SECTION 5.14 RETENTION OF RESTRUCTURING CONSULTANTS. Within 30 days of the Closing Date retain, pursuant to an order of the Bankruptcy Court, and continue the retention at all times thereafter of Jay Alix & Associates or another restructuring consultant acceptable to the Agent, the Co-Agent and the Required Banks, having duties and responsibilities acceptable to the Required Banks, and make such restructuring consultant available to the Agent, the Co-Agent and the Banks to discuss the Borrower's operations, financial performance and cash flow reports upon the Agent's or the Co-Agent's reasonable request.

      SECTION 5.15 PAYMENT OF LITIGATION FEES AND EXPENSES. Pay promptly in the ordinary course, to the extent not previously paid pursuant to Section 4.01(c), the reasonable and documented fees and expenses of Chase and Abbey incurred in connection with the litigation respecting the Emergency Motion heretofore filed with the Bankruptcy Court and the entry of the Interim Order, including, without limitation, the reasonable and documented fees and expenses of counsel, advisors (including not more than $300,000 of litigation support services rendered by the Gordian Group on behalf of Abbey) and experts thereto (the "LITIGATION FEES AND EXPENSES"), subject in each case, to paragraph 15 of the Final Order.

SECTION 6.  NEGATIVE COVENANTS

            From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of letters of credit delivered, in each case pursuant to Section 2.03(b)) or any amount shall remain outstanding or unpaid under this Agreement, unless the Required Banks shall otherwise consent in writing, the Borrower and each of the Guarantors will not (and will not apply to the Bankruptcy Court for authority to):

      SECTION 6.01 LIENS. Incur, create, assume or suffer to exist any Lien on any asset of the Borrower or the Guarantors, now owned or hereafter acquired by the Borrower or any of such Guarantors, other than (i) Liens which were existing on the Filing Date as reflected on Schedule 3.06 hereto; (ii) the senior and junior Liens granted to secure the Working Capital Facility, PROVIDED that the lenders under the Working Capital Facility shall not be permitted to enforce any of the junior liens granted to secure the Working Capital Facility so long as any of the Obligations shall remain outstanding hereunder or there shall remain any Commitment hereunder; (iii) Permitted Liens; (iv) Liens in favor of the Agent and the Banks; (v) Liens securing purchase money Indebtedness or Capitalized Leases permitted by Section 6.03(iv); and (vi) Liens on assets other than assets comprising First Lien Collateral (as defined in the Final Order), provided that such Liens are granted in connection with Indebtedness permitted as set forth in Section 6.03(viii) and proceeds of the Indebtedness secured by such Liens are applied as set forth in Section 2.13(e) and Section 2.23(b).

      SECTION 6.02 MERGER, ETC. Consolidate or merge with or into another
Person.

      SECTION 6.03 INDEBTEDNESS. Contract, create, incur, assume or suffer to exist any Indebtedness, except for (i) Indebtedness under the Loan Documents;
(ii) Indebtedness incurred prior to the Filing Date (including existing Capitalized Leases); (iii) intercompany Indebtedness between the Borrower and the Guarantors, (iv) Indebtedness incurred subsequent to the Filing Date secured by purchase money Liens or Capitalized Leases in an aggregate amount not to exceed $1,000,000 to the extent permitted by Section 6.04; (v) Indebtedness arising from Investments among the Borrower and the Guarantors that are permitted hereunder; (vi) Indebtedness owed to Chase or any of its banking Affiliates in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds; (vii) Indebtedness under the Working Capital Facility; and (viii) other Indebtedness secured by assets or properties of the Borrower or the Guarantors other than assets comprising First Lien Collateral (as defined in the Final Order), PROVIDED the proceeds thereof are applied as set forth in Section 2.13(e) and Section 2.23(b) (subject, however, to the right of any Bank, as the holder of a contingent, unsecured deficiency claim, to object to the terms of such financing).

      SECTION 6.04 CAPITAL EXPENDITURES.

            (a) Make cumulative Capital Expenditures with respect to its "Integrated Steel" operations for each period beginning on January 1, 2001 and ending on each date listed below in excess of the amount opposite such date:

                   Period Ending                   Capital Expenditures
                   -------------                   --------------------
                   March 31, 2001                     $ 20,000,000
                   June 30, 2001                      $ 54,000,000
                   September 30, 2001                 $ 89,000,000
                   December 31, 2001                  $114,000,000
                   March 31, 2002                     $139,000,000
                   June 30, 2002                      $164,000,000

            (b) Permit Copperweld to make cumulative Capital Expenditures for each period beginning on January 1, 2001 and ending on each date listed below in excess of the amount opposite such date:

                   Period Ending                Capital Expenditures
                   -------------                --------------------
                   March 31, 2001                     $  7,000,000
                   June 30, 2001                      $ 14,000,000
                   September 30, 2001                 $ 28,000,000
                   December 31, 2001                  $ 38,000,000
                   March 31, 2002                     $ 48,000,000
                   June 30, 2002                      $ 58,000,000

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

            (c) Permit VP Buildings to make cumulative Capital Expenditures for each period beginning on January 1, 2001 and ending on each date listed below in excess of the amount opposite such date:

                   Period Ending                Capital Expenditures
                   -------------                --------------------
                   March 31, 2001                     $   4,000,000
                   June 30, 2001                      $   7,000,000
                   September 30, 2001                 $  11,000,000
                   December 31, 2001                  $  14,000,000
                   March 31, 2002                     $  17,000,000
                   June 30, 2002                      $  20,000,000

      SECTION 6.05      EBITDA.

      Permit cumulative EBITDA for each six month period ending on the dates set forth below to be less than the amount specified opposite such date:

                   Six Month
                   ---------
                   Period Ending                 EBITDA
                   -------------                 ------

                   April 30, 2001                ($164,000,000)
                   May 31, 2001                  ($163,000,000)
                   June 30, 2001                 ($143,000,000)
                   July 31, 2001                 ($125,000,000)
                   August 31, 2001               ($ 91,000,000)
                   September 30, 2001            ($ 84,000,000)
                   October 31, 2001              ($ 67,000,000)
                   November 30, 2001             ($ 66,000,000)
                   December 31, 2001             ($ 66,000,000)
                   January 31, 2002              ($ 66,000,000)
                   February 28, 2002             ($ 66,000,000)
                   March 31, 2002                ($ 66,000,000)
                   April 30, 2002                ($ 66,000,000)
                   May 31, 2002                  ($ 66,000,000)
                   June 30, 2002                 ($ 66,000,000)

      SECTION 6.06 GUARANTEES AND OTHER LIABILITIES. Purchase or repurchase (or agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, except (i) for any guaranty of Indebtedness or other obligations of any Borrower or Guarantor if the Guarantor could have incurred such Indebtedness or obligations under this Agreement (including, without limitation, the Working

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

Capital Facility), (ii) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (iii) for liabilities under leasehold interests that are assigned by the Borrower or any Guarantor to the extent permitted by this Agreement and (iv) guarantees of the obligations of Affiliates incurred prior to the Filing Date and extensions thereof.

      SECTION 6.07 CHAPTER 11 CLAIMS. Incur, create, assume, suffer to exist or permit any other Superpriority Claim which is pari passu with or senior to the claims of the Agent and the Banks against the Borrower and the Guarantors hereunder, except for the Carve-Out and the PARI PASSU claims under the Working Capital Facility and in favor of certain creditors of Copperweld and described in Section 2.23(a)(i)(A) and (B) above.

      SECTION 6.08 DIVIDENDS; CAPITAL STOCK. Declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes, PROVIDED that any Guarantor may pay dividends to the Borrower and to any other Guarantor that is its direct parent.

      SECTION 6.09 TRANSACTIONS WITH AFFILIATES. Sell or transfer any property or assets to, or otherwise engage in any other material transactions with, any of its Affiliates (other than the Borrower and the Guarantors), other than in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Guarantor than could be obtained on an arm's-length basis from unrelated third parties.

      SECTION 6.10 INVESTMENTS, LOANS AND ADVANCES. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment in, any other Person (all of the foregoing, "INVESTMENTS"), except for (i) ownership by the Borrower of the capital stock of each of the Guarantors listed on Schedule 3.05, (ii) Permitted Investments, (iii) advances and loans among the Borrower and the Guarantors in the ordinary course of business and
(iv) existing Investments described on Schedule 6.10 hereto, (v) advances, loans and payments to Affiliates of the Borrower that are not Guarantors (other than as permitted by Section 6.09 and other than payments such as tolling fees incurred in the ordinary course of business for the production or processing of items for the Borrower and the Guarantors) in an amount not to exceed $15,000,000 in the aggregate and that have been approved by an order of the Bankruptcy Court and (vi) loans and advances to employees for moving, business travel and entertainment, and other similar expenses in the ordinary course of business.

      SECTION 6.11 DISPOSITION OF ASSETS. Sell or otherwise dispose of any assets (including, without limitation, the capital stock of any subsidiary) except for (i) sales of inventory, fixtures and equipment in the ordinary course of business, (ii) dispositions of surplus, obsolete or damaged equipment no longer used in production, (iii) the sale or other disposition of the assets or capital stock of VP Buildings or its Subsidiaries, PROVIDED such sale or disposition shall have been

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

consented to by the requisite majority of lenders under the Working Capital Facility and (iv) sales or other disposition of assets (other than Inventory and Receivables on which the Agent shall have been granted a first priority Lien as provided for herein and in the Final Order), PROVIDED the proceeds thereof are applied as set forth in Section 2.13(e) in accordance with the priorities set forth in Section 2.23(b) (subject, however, in the case of clauses (iii) and (iv), to the right of any Bank, as the holder of a contingent, unsecured deficiency claim, to object to the terms of such sale or disposition).

      SECTION 6.12 NATURE OF BUSINESS. Modify or alter in any material manner the nature and type of its business as conducted at or prior to the Filing Date (except as required by the Bankruptcy Code), it being understood that asset sales permitted by Section 6.11 shall not constitute such a material modification or alteration.

      SECTION 6.13 WORKING CAPITAL FACILITY. Enter into any material amendments or modifications to the Working Capital Facility that would be adverse to the interests of the Borrower, the Guarantors or the Banks (as reasonably determined by the Required Banks).

      SECTION 6.14 LIQUIDITY. Permit the sum of (i) cash on hand (including cash equivalents but excluding (x) amounts held in a segregated or escrow account to fund the retention and severance program and (y) the corpus of the trusts, in each case, as described in Section 2.23(d) above)) of the Borrowers and the Guarantors PLUS (ii) the Unused Total Commitment PLUS (iii) unused availability under the Working Capital Facility to be less than $40,000,000.

      SECTION 6.15 COPPERWELD STIPULATION. Make or permit, or agree to make or permit, any material amendment, modification or extension of the Copperweld Stipulation without the prior written consent of the Required Banks.

SECTION 7.  EVENTS OF DEFAULT

      SECTION 7.01 EVENTS OF DEFAULT. In the case of the happening of any of the following events and the continuance thereof beyond the applicable period of grace if any (each, an "EVENT OF DEFAULT"):

            (a) any material representation or warranty made by the Borrower or any Guarantor in this Agreement or in any Loan Document or in connection with this Agreement or the credit extensions hereunder or any material statement or representation made in any report, financial statement, certificate or other document furnished by the Borrower or any Guarantors to the Banks under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered; or

            (b) default shall be made in the payment of any (i) Fees or interest on the Loans when due, and such default shall continue unremedied for more than two (2) Business Days or (ii) principal of the Loans or other amounts payable by the Borrower hereunder (including, without limitation, reimbursement obligations or cash collateralization in respect of Letters of Credit), when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

            (c) default shall be made by the Borrower or any Guarantor in the due observance or performance of any covenant, condition or agreement contained in Section 6 hereof; or

            (d) default shall be made by the Borrower or any Guarantor in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement, the Final Order or any of the other Loan Documents and such default shall continue unremedied for more than ten (10) days; or

            (e) any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or the Borrower or any Guarantor shall file a motion or other pleading seeking the dismissal of any of the Cases under Section 1112 of the Bankruptcy Code or otherwise; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases and the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within 30 days after the entry thereof; or an application shall be filed by the Borrower or any Guarantor for the approval of any other Super-Priority Claim (other than the Carve-Out or the PARI PASSU claims under the Working Capital Facility or in favor of certain creditors of Copperweld as described in Section 2.23(a)(i) (A) and (B)) in any of the Cases which is PARI PASSU with or senior to the claims of the Agent and the Banks against the Borrower or any Guarantor hereunder, or there shall arise or be granted any such PARI PASSU or senior Super-Priority Claim; or

            (f) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of the Borrower or any of the Guarantors which have a value in excess of $5,000,000 in the aggregate; or

            (g) a Change of Control shall occur; or

            (h) the Borrower shall fail to deliver a certified Borrowing Base Certificate when due and such default shall continue unremedied for more than three (3) Business Days; or

            (i) any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower or any of the Guarantors, or the Borrower or any of the Guarantors shall so assert in any pleading filed in any court; or

            (j) an order of the Bankruptcy Court shall be entered reversing, staying for a period in excess of 10 days, vacating or (without the written consent of the Agent acting on the instructions of the Required Banks) otherwise amending, supplementing or modifying the Final Order; or

            (k) any judgments or orders as to post-petition liabilities or debts for the payment of money in excess of $5,000,000 in the aggregate not covered by insurance shall be rendered against the Borrower or any of the Guarantors and the enforcement thereof shall not have been stayed; or

            (l) any non-monetary judgment or order with respect to a post-petition event shall be rendered against the Borrower or any of the Guarantors which does or would reasonably be expected to (i) cause a material adverse change in the financial condition, business, prospects, operations or assets of the Borrower and the Guarantors taken as a whole on a consolidated basis, (ii) have a material adverse effect on the ability of the Borrower or any of the Guarantors to perform their respective obligations under any Loan Document, or (iii) have a material adverse effect on the rights and remedies of the Agent or any Bank under any Loan Document, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (m) the Borrower or the Guarantors shall make any Pre-Petition Payment (including, without limitation, reclamation claims) other than payments authorized by the Bankruptcy Court (x) not in excess of $20,000,000 in the aggregate in respect of certain critical vendors paid after February 28, 2001,
(y) in respect of accrued payroll and related expenses as of the Filing Date, and (z) not in excess of $10,000,000 in respect of valid reclamation claims; or

            (n) there shall have occurred an "Event of Default" or any similarly designated event under the Working Capital Agreement; or

            (o) any Termination Event described in clauses (iii) or (iv) of the definition of such term shall have occurred and shall continue unremedied for more than 10 days and such Termination Event does or would reasonably be expected to (i) have a material adverse effect on the ability of the Borrower or any of the Guarantors to perform their respective obligations under any Loan Document, or (ii) have a material adverse effect on the rights and remedies of the Agent or any Bank under any Loan Document or on the validity or priority of any Lien or claim granted to the Agent on behalf of the Banks thereunder; or

            (p) (i) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and (iii) such Withdrawal Liability does or would reasonably be expected to (i) have a material adverse effect on the ability of the Borrower or any of the Guarantors to perform their respective obligations under any Loan Document, or
(ii) have a material adverse effect on the rights and remedies of the Agent or any Bank under any Loan Document or on the validity or priority of any Lien or claim granted to the Agent on behalf of the Banks thereunder; or

            (q) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if such reorganization or termination does or would reasonably be expected to (i) have a material adverse effect on the ability of the Borrower or any of the Guarantors to perform their respective obligations under any Loan Document, or (ii) have a material adverse effect on the rights and remedies of the Agent or any Bank under any Loan Document or on the validity or priority of any Lien or claim granted to the Agent on behalf of the Banks thereunder; or

            (r) the Borrower or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA (other than the failure to make any contribution accrued and unpaid as of the Filing Date) and such failure does or would reasonably be expected to (i) have a material adverse effect on the ability of the Borrower or any of the Guarantors to perform their respective obligations under any Loan Document, or (ii) have a material adverse effect on the rights and remedies of the Agent or any Bank under any Loan Document or on the validity or priority of any Lien granted to the Agent on behalf of the Banks thereunder; or

            (s) it shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that the Borrower or any Guarantor is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable environmental laws or regulations the payment of which will have a material adverse effect on the financial condition, business, properties, operations, assets or prospects of the Borrower or the Guarantors, taken as a whole, and the enforcement thereof shall not have been stayed;

then, and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the Agent may, and at the request of the Required Banks, shall, by notice to the Borrower (with a copy to counsel for any official committee appointed in the Cases and to the United States Trustee for the Northern District of Ohio, Eastern Division), take one or more of the following actions, at the same or different times (PROVIDED, that with respect to clause (iv) below and the enforcement of Liens or other remedies with respect to the Collateral under clause (vi) below, the Agent shall provide the Borrower (with a copy to counsel for any official committee in the Cases and to the United States Trustee for the Northern District of Ohio, Eastern Division) with five (5) Business Days' written notice prior to taking the action contemplated thereby and PROVIDED, FURTHER, that upon receipt of notice referred to in the immediately preceding clause with respect to the accounts referred to in clause (iv) below, the Borrower may continue to make ordinary course disbursements from such accounts (other than the Letter of Credit Account) but may not withdraw or disburse any other amounts from such accounts): (i) terminate forthwith the Total Commitment;
(ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower and the Guarantors upon demand to forthwith deposit in the Letter of Credit Account cash in an amount which, together with any amounts then held in the Letter of Credit Account, is equal to the sum of 105% of the then Letter of Credit Outstandings (and to the extent the Borrower and the Guarantors shall fail to furnish such funds as demanded by the Agent, the Agent shall be authorized to debit the accounts of the Borrower and the Guarantors maintained with the Agent in such amount five (5) Business Days after the giving of the notice referred to above); (iv) set-off amounts in the Letter of Credit Account or any other accounts maintained with the Agent and apply such amounts to the obligations of the Borrower and the Guarantors hereunder and in the other Loan Documents; (v) file a Reorganization Plan in any or all of the Cases (and the Borrower and the Guarantors hereby consent to the termination of exclusivity in favor of the Agent, the Co-Agent and the Banks so as to permit such filing); and (vi) exercise any and all remedies under the Loan Documents and under applicable law available to the Agent and the Banks.

SECTION 8.  THE AGENT AND THE CO-AGENT

      SECTION 8.01 ADMINISTRATION BY AGENT; DUTIES OF AGENT AND CO-AGENT.

            (a) The general administration of the Loan Documents shall be by the Agent and with respect to matters so specified, the Co-Agent. Each Bank hereby irrevocably authorizes the Agent (and the Co-Agent where specified), at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto (including the release of Collateral in connection with any transaction that is expressly permitted by the Loan Documents). Each Bank hereby irrevocably authorizes the Agent to enter into the Intercreditor Agreement. The duties of the Agent shall be mechanical and administrative in nature.

            (b) Neither the Agent nor the Co-Agent shall have by reason of this Agreement any fiduciary relationship in respect of any Bank. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon the Agent or the Co-Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Neither the Agent nor the Co-Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to the Borrower, whether coming into its possession before the date hereof or at any time or times thereafter (except as expressly set forth in this Agreement). If the Agent seeks the consent or approval of the Banks to the taking or refraining from taking of any action hereunder, the Agent shall send notice thereof to the Co-Agent and to each Bank. The Agent shall promptly notify the Co-Agent and each Bank any time that the Banks have instructed the Agent to act or refrain from acting pursuant hereto.

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

      SECTION 8.02 ADVANCES AND PAYMENTS.

            (a) On the date of each Loan, the Agent shall be authorized (but not obligated) to advance, for the account of each of the Banks, the amount of the Loan to be made by it in accordance with its Commitment hereunder. Should the Agent do so, each of the Banks agrees forthwith to reimburse the Agent in immediately available funds for the amount so advanced on its behalf by the Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

            (b) Any amounts received by the Agent in connection with this Agreement (other than amounts to which the Agent or the Co-Agent, as applicable, are entitled pursuant to Sections 2.19, 5.15, 8.06, 10.05 and 10.06), the application of which is not otherwise provided for in this Agreement (including, without limitation, pursuant to the priorities set forth in Section 2.23(b)) shall be applied, first, in accordance with each Bank's Commitment Percentage to pay accrued but unpaid Commitment Fees or Letter of Credit Fees, and second, in accordance with each Bank's Commitment Percentage to pay accrued but unpaid interest and the principal balance outstanding and all unreimbursed Letter of Credit drawings. All amounts to be paid to a Bank by the Agent shall be credited to that Bank, after collection by the Agent, in immediately available funds either by wire transfer or deposit in that Bank's correspondent account with the Agent, as such Bank and the Agent shall from time to time agree.

      SECTION 8.03 SHARING OF SETOFFS AND PAYMENTS. Except as provided for in
Section 2.23(b), each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Bank under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of the Loans of any other Bank (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Bank a participation in the Loans of such other Bank, so that the aggregate unpaid principal amount of each Bank's Loans and its participation in Loans of the other Banks shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to the obtaining of such payment was to the principal amount of all Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Banks share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker's lien, setoff (in each case, subject to the same notice requirements as pertain to clause (iv) of the remedial provisions of Section 7.01) or counterclaim with respect to any and all moneys owing by the Borrower to such Bank as fully as if such Bank held a Note and was the original obligee thereon, in the amount of such participation.

      SECTION 8.04 AGREEMENT OF REQUIRED BANKS. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Banks, action shall be taken by the Agent for and on behalf or for the benefit of all Banks upon the direction of the Required Banks, and any such action shall be binding on all Banks. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 10.10.

      SECTION 8.05 LIABILITY OF AGENT AND CO-AGENT.

            (a) The Agent and/or the Co-Agent, when acting on behalf of the Banks, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents, and employees, and neither the Agent, the Co-Agent nor their respective directors, officers, agents, employees or Affiliates shall be liable to the Banks or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Banks or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through their respective gross negligence or willful misconduct. The Agent, the Co-Agent and their respective directors, officers, agents, employees and Affiliates shall in no event be liable to the Banks or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Banks or in reliance upon the advice of counsel selected respectively by them. Without limiting the foregoing, none of the Agent, the Co-Agent nor any of their respective directors, officers, employees, agents or Affiliates shall be responsible to any Bank for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

            (b) Neither the Agent, the Co-Agent nor any of their respective directors, officers, employees, agents or Affiliates shall have any responsibility to the Borrower or the Guarantors on account of the failure or delay in performance or breach by any Bank or by the Borrower or the Guarantors of any of their respective obligations under this Agreement or any of the Loan Documents or in connection herewith or therewith.

            (c) Each of the Agent, in its capacity as Agent hereunder, and, as applicable, the Co-Agent in its capacity as Co-Agent hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and such person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such person.

      SECTION 8.06 REIMBURSEMENT AND INDEMNIFICATION. Each Bank agrees (i) to reimburse (x) the Agent for such Bank's Commitment Percentage of any expenses and fees incurred for the benefit of the Banks under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Banks, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrower or the Guarantors and (y) the Agent or the Co-Agent for such Bank's Commitment Percentage of any expenses of the Agent or the Co-Agent incurred for the benefit of the Banks that the Borrower has agreed to reimburse pursuant to
Section 10.05 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agent, the Co-Agent and any of their respective directors, officers, employees, agents or Affiliates, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantors (except such as shall result from their respective gross negligence or willful misconduct).

      SECTION 8.07 RIGHTS OF AGENT AND CO-AGENT. It is understood and agreed that each of Chase and Abbey shall have the same rights and powers hereunder (including the right to give such instructions) as the other Banks and may exercise such rights and powers, as well as their respective rights and powers under other agreements and instruments to which either of them is or may be party, and engage in other transactions with the Borrower or any Guarantor, as though they were not the Agent and Co-Agent, respectively, of the Banks under this Agreement.

      SECTION 8.08 INDEPENDENT BANKS. Each Bank acknowledges that it has, independently and without reliance upon the Agent, the Co-Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own analysis of the creditworthiness of the Borrower and the Guarantors and its own evaluation and decision to enter into this Agreement and, to the extent it so determines, to issue and participate in Letters of Credit and/or to make Loans hereunder. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, the Co-Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and agrees that neither the Agent nor the Co-Agent shall bear responsibility therefor.

      SECTION 8.09 NOTICE OF TRANSFER. The Agent may deem and treat a Bank party to this Agreement as the owner of such Bank's portion of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Bank shall have been received by the Agent.

      SECTION 8.10 SUCCESSOR AGENT; CO-AGENT RESIGNATION. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, which shall be reasonably satisfactory to the Borrower. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment, within 30 days after the retiring Agent's giving of

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

notice of resignation, the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, which shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. The Co-Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and no successor Co-Agent shall be required to be appointed.

SECTION 9.  GUARANTY

      SECTION 9.01 GUARANTY.

            (a) Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment by the Borrower of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Obligations of the Guarantors shall be joint and several.

            (b) Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The Obligations of the Guarantors hereunder shall not be affected by (i) the failure of the Agent, the Co-Agent or a Bank to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Agent for the Obligations or any of them; (v) the failure of the Agent, the Co-Agent or a Bank to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Guarantor or any other Guarantor.

            (c) Each of the Guarantors further agrees that this guaranty constitutes a guaranty of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent, the Co-Agent or a Bank to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Agent, the Co-Agent or a Bank in favor of the Borrower or any other Guarantor, or to any other Person.

            (d) Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.

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

            (e) Each Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. None of the Agent, the Co-Agent nor any of the Banks makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.

            (f) Subject to the provisions of Section 7.01, upon the Obligations becoming due and payable (by acceleration or otherwise), the Banks shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Agent, without further application to or order of the Bankruptcy Court.

      SECTION 9.02 NO IMPAIRMENT OF GUARANTY. The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent, the Co-Agent or a Bank to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations are paid in full.

      SECTION 9.03 SUBROGATION. Upon payment by any Guarantor of any sums to the Agent, the Co-Agent or a Bank hereunder, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Agent, the Co-Agent and the Banks and shall forthwith be paid to the Agent, the Co-Agent and the Banks to be credited and applied to the Obligations, whether matured or unmatured.

SECTION 10. MISCELLANEOUS

      SECTION 10.01 NOTICES. Notices and other communications provided for herein shall be in writing (including facsimile communication) and shall be mailed, transmitted by facsimile, or delivered to the Borrower or any Guarantor at 200 Public Square, Cleveland, Ohio 44114, Attention: Chief Financial Officer (with a copy to General Counsel and Hennigan, Bennett and Dorman, 601 South Figueroa Street, Suite 3300, Los Angeles, California 90017 Attn.: Bruce Bennett, Esq.) and

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

to a Bank, the Agent or the Co-Agent to it at its respective address set forth on Annex A, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when receipt is acknowledged, if by any facsimile equipment of the sender; in each case addressed to such party as provided in this Section 10.01 or in accordance with the latest unrevoked written direction from such party; provided, however, that in the case of notices to the Agent and the Co-Agent notices pursuant to the preceding sentence with respect to change of address and pursuant to Section 2 shall be effective only when received by the Agent and the Co-Agent.

      SECTION 10.02 SURVIVAL OF AGREEMENT, REPRESENTATIONS AND WARRANTIES, ETC. All warranties, representations and covenants made by the Borrower or any Guarantor herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Banks and shall survive the making of the Loans herein contemplated regardless of any investigation made by any Bank or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower and the Guarantors hereunder with respect to the Borrower.

      SECTION 10.03 SUCCESSORS AND ASSIGNS.

            (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent, the Co-Agent and the Banks and their respective successors and assigns. Neither the Borrower nor any of the Guarantors may assign or transfer any of their rights or obligations hereunder without the prior written consent of all of the Banks. Each Bank may sell participations to any Person in all or part of any Loan, or all or part of its Commitment, in which event, without limiting the foregoing, the provisions of Section 2.15 shall inure to the benefit of each purchaser of a participation (provided that such participant shall look solely to the seller of such participation for such benefits and the Borrower's and the Guarantors' liability, if any, under Sections 2.15 and 2.18 shall not be increased as a result of the sale of any such participation) and the PRO RATA treatment of payments, as described in
Section 2.17, shall be determined as if such Bank had not sold such participation. In the event any Bank shall sell any participation, such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower and each of the Guarantors relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement (provided that such Bank may grant its participant the right to consent to such Bank's execution of amendments, modifications or waivers which (i) reduce any Fees payable hereunder to the Banks, (ii) reduce the amount of any scheduled principal payment on any Loan or reduce the principal amount of any Loan or the rate of interest payable hereunder or (iii) extend the maturity of the Borrower's obligations hereunder). The sale of any such participation shall not alter the rights and obligations of the Bank selling such participation hereunder with respect to the Borrower.

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

            (b) Each Bank may assign to one or more Banks or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the related Loans at the time owing to it), PROVIDED, HOWEVER, that
(i) other than in the case of an assignment to a Person at least 50% owned by the assignor Bank, or by a common parent of both, or to another Bank, the Agent and the Fronting Bank must give their respective prior written consent to such assignment, which consent will not be unreasonably withheld, (ii) the aggregate amount of the Commitment and/or Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall, unless otherwise agreed to in writing by the Borrower and the Agent, in no event be less than $5,000,000 or the remaining portion of such Bank's Commitment and/or Loans, if less (or $1,000,000 in the case of an assignment between Banks) and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance with blanks appropriately completed, together with a processing and recordation fee of $3,500 (for which the Borrower shall have no liability). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten Business Days after the execution thereof (unless otherwise agreed to in writing by the Agent), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) the Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

            (c) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 3.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, the Co-Agent, such Bank assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent and/or the Co-Agent to take such action as agent

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

on its behalf and to exercise such powers under this Agreement as are delegated to the Agent and/or the Co-Agent by the terms thereto, together with such powers as are reasonably incidental hereof; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Bank.

            (d) The Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Agent, the Co-Agent and the Banks shall treat each Person the name of which is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and the assignee thereunder together with the fee payable in respect thereto, the Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled and consented to by the Agent and the Fronting Bank (to the extent such consent is required hereunder), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower (together with a copy thereof). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.03, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Guarantors furnished to such Bank by or on behalf of the Borrower or any of the Guarantors; PROVIDED that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of
Section 10.04.

            (g) The Borrower hereby agrees to actively assist and cooperate with the Agent in the Agent's efforts to sell participations herein (as described in Section 10.03(a)) and assign to one or more Banks or Eligible Assignees a portion of its interests, rights and obligations under this Agreement (as set forth in Section 10.03(b)).

      SECTION 10.04 CONFIDENTIALITY. Each Bank agrees to keep any information delivered or made available by the Borrower or any of the Guarantors to it confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; PROVIDED that nothing herein shall prevent any Bank from disclosing such information (i) to any of its Affiliates or to any other Bank, PROVIDED such Affiliate agrees to keep such information confidential to the same extent required by the Banks hereunder, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority, (iv) which has been publicly disclosed other than

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as a result of a disclosure by the Agent, the Co-Agent or any Bank which is not permitted by this Agreement, (v) in connection with any litigation to which the Agent, the Co-Agent, any Bank, or their respective Affiliates may be a party to the extent reasonably required, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors, and (viii) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 10.03(f). Each Bank shall use reasonable efforts to notify the Borrower of any required disclosure under clause (ii) of this Section.

      SECTION 10.05 EXPENSES. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and the Guarantors agree to pay all reasonable and documented out- of-pocket expenses (i) incurred by the Agent (including but not limited to the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, special counsel for the Agent, any other counsel that the Agent shall retain and any internal or third-party appraisers, consultants and auditors advising the Agent and Chase Securities Inc.) in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, the perfection of the Liens contemplated hereby, the syndication of the transactions contemplated hereby and the reasonable and customary costs, fees and expenses internally allocated charges and expenses relating to the Agent's initial and ongoing Borrowing Base examinations, of the Agent in connection with its monthly and other periodic field audits, monitoring of assets (including reasonable and customary internally allocated fees incurred in connection with periodic collateral evaluations and appraisals and internally allocated monitoring fees associated with the Agent's Collateral Agent Services Group),
(ii) of the Co-Agent incurred by the Co-Agent and counsel to the Co-Agent (but not other advisors) with respect to the drafting, review and execution of this Agreement and the other Loan Documents and following the occurrence of an Event of Default or a request for a waiver, amendment or modification to this Agreement and (iii) following the occurrence of an Event of Default, incurred by the Banks, the Co-Agent and the Agent in the enforcement or protection of the rights of any one or more of the Banks, the Co-Agent or the Agent in connection with this Agreement or the other Loan Documents, including but not limited to the reasonable fees and disbursements of any counsel for the Banks, the Co-Agent or the Agent. Such payments shall be made on the date of the Final Order and thereafter on demand upon delivery of a statement setting forth such costs and expenses (collectively, the "LOAN DOCUMENT EXPENSES").

      SECTION 10.06 INDEMNITY. The Borrower and each of the Guarantors agree to indemnify and hold harmless the Agent, the Co-Agent, Chase Securities Inc. and the Banks and their directors, officers, employees, agents and Affiliates (each an "INDEMNIFIED PARTY") from and against any and all expenses, losses, claims, damages and liabilities incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities to the extent that they are determined by the final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans

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      SECTION 10.07 CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS
SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

      SECTION 10.08 NO WAIVER. No failure on the part of the Agent, the Co-Agent or any of the Banks to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

      SECTION 10.09 EXTENSION OF MATURITY. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

      SECTION 10.10 AMENDMENTS, ETC.

            (a) No modification, amendment or waiver of any provision of this Agreement or the Security and Pledge Agreement, and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; PROVIDED, HOWEVER, that no such modification or amendment shall without the written consent of the Bank affected thereby (x) increase the Commitment of a Bank (it being understood that a waiver of an Event of Default shall not constitute an increase in the Commitment of a Bank), or (y) reduce the principal amount of any Loan or the rate of interest payable thereon, or extend any date for the payment of interest or principal hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrower's obligations hereunder; and, PROVIDED, FURTHER, that no such modification or amendment shall without the written consent of all of the Banks (i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Banks, (ii) amend this Section 10.10 or the definition of Required Banks or (iii) amend or modify Section 2.17 or the Super-Priority Claim status of the Banks contemplated by Section 2.23, PROVIDED, further, that no such modification or amendment shall without the written consent of the Super-majority Banks (A) release any material portion of the Liens granted to the Agent hereunder, under the Final Order or under any other Loan Document (other than as permitted by Schedule 6.11), (B) release any material Guarantor or (C) amend the definition of the term Borrowing Base, PROVIDED, further, that no such modification or amendment shall without the written consent of all of the Banks release all or substantially all of the Liens granted to the Agent hereunder, under the Final Order or under any of the other Loan Documents (other than as permitted by Section 6.11), or release all or substantially all of the Guarantors. No such amendment or modification may adversely affect the rights and obligations of the Agent, the Co-Agent or any Fronting Bank hereunder or Chase or any of its banking Affiliates in the capacity referred to in Section 6.03(vi)

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

without its prior written consent. No notice to or demand on the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.03(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Bank shall bind any Person subsequently acquiring an interest on the Loans held by such Bank. No amendment to this Agreement shall be effective against the Borrower or any Guarantor unless signed by the Borrower or such Guarantor, as the case may be.

            (b) Notwithstanding anything to the contrary contained in Section 10.10(a), in the event that the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Banks and such modification or amendment is agreed to by the Super-majority Banks (as hereinafter defined), then with the consent of the Borrower and the Super-majority Banks, the Borrower and the Super-majority Banks shall be permitted to amend the Agreement without the consent of the Bank or Banks which did not agree to the modification or amendment requested by the Borrower (such Bank or Banks, collectively the "MINORITY BANKS") to provide for
(w) the termination of the Commitment of each of the Minority Banks, (x) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Commitment of one or more of the Super-majority Banks, so that the Total Commitment after giving effect to such amendment shall be in the same amount as the Total Commitment immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Super-majority Bank or Banks, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Banks immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate. As used herein, the term "Super-majority Banks" shall mean, at any time, Banks holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding, or if no Loans are outstanding, Banks having Commitments representing at least 66-2/3% of the Total Commitment.

      SECTION 10.11 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 10.12 HEADINGS. Article and Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

      SECTION 10.13 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

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

      SECTION 10.14 PRIOR AGREEMENTS. This Agreement represents the entire agreement of the parties with regard to the subject matter hereof, and the terms of any letters, term sheets and other documentation entered into or exchanged between the Borrower or a Guarantor and any Bank, the Co-Agent or the Agent prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement.

      SECTION 10.15 FURTHER ASSURANCES. Whenever and so often as reasonably requested by the Agent, the Borrower and the Guarantors will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Agent and/or the Banks all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

      SECTION 10.16 WAIVER OF JURY TRIAL. IN EACH OF THE BORROWER, THE GUARANTORS, THE AGENT, THE CO-AGENT AND IN EACH BANK HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

                        BORROWER:

                        THE LTV CORPORATION


                         By:__________________________________
                         Name:
                         Title:

                        GUARANTORS:

                          LTV STEEL COMPANY, INC.
                          COPPERWELD BIMETALLIC PRODUCTS COMPANY
                          COPPERWELD CORPORATION
                          COPPERWELD EQUIPMENT COMPANY
                          COPPERWELD MARKETING & SALES COMPANY
                          COPPERWELD TUBING PRODUCTS COMPANY
                          CRYSTALANE, INC.
                          DEARBORN LEASING COMPANY
                          ERIE B CORPORATION
                          ERIE I CORPORATION
                          FOX TRAIL, INC.
                          GEORGIA TUBING CORPORATION
                          INVESTMENT BANKERS, INC.
                          J&L EMPIRE, INC.
                          JALCITE I, INC.
                          JALCITE II, INC.
                          JONES & LAUGHLIN STEEL INCORPORATED
                          LTV BLANKING CORPORATION
                          LTV-COLUMBUS PROCESSING, INC.
                          THE LTV CORPORATION (A WYOMING CORPORATION)
                          LTV-EGL HOLDING COMPANY
                          LTV ELECTRO-GALVANIZING, INC.
                          LTV-ESCROW, INC.
                          LTV INTERNATIONAL, INC.
                          LTV PICKLE, INC.
                          LTV PROPERTIES, INC.
                          LTV STEEL DE MEXICO, LTD.
                          LTV STEEL MINING COMPANY
                          LTV-TRICO HOLDING, INC.
                          LTV-TRICO, INC.
                          LTV-WALBRIDGE, INC.
                          LTVGT, INC.
                          METALLON MATERIALS ACQUISITION CORPORATION
                          MIAMI ACQUISITION CORPORATION
                          NEMACOLIN MINES CORPORATION
                          REOMAR, INC.
                          REPUBLIC TECHNOLOGY CORPORATION




                        REVOLVING CREDIT AND GUARANTY AGREEMENT

                          SOUTHERN CROSS INVESTMENT COMPANY
                          TAC ACQUISITION CORPORATION
                          TRICO STEEL COMPANY, INC.
                          UNITED PANEL, INC.
                          VARCO PRUDEN INTERNATIONAL, INC.
                          VP BUILDINGS, INC.
                          VP-GRAHAM, INC.
                          WELDED TUBE CO. OF AMERICA
                          WELDED TUBE HOLDINGS, INC.
                          YOUNGSTOWN ERIE CORPORATION
                          YST ERIE CORPORATION

                          By: _____________________________
                          Name:
                          Title:












                    REVOLVING CREDIT AND GUARANTY AGREEMENT

                          THE CHASE MANHATTAN BANK,
                            Individually and as Agent


                          By: ______________________________
                          Name:
                          Title:

                          Address:  380 Madison Avenue
                                    New York, NY  10017
                          Attn:     Mr. Glenn Meyer
                          Fax No.:  212-622-4834




















                    REVOLVING CREDIT AND GUARANTY AGREEMENT

                          ABBEY NATIONAL TREASURY SERVICES PLC,
                            Individually and as Co-Agent


                          By: _______________________________________
                          Name:
                          Title:

                          By: _______________________________________
                          Name:
                          Title:

                          Address: Abbey National Treasury Services Plc Abbey House
                                    215-229 Baker Street
                                    London NW1 6XL
                          Attn:     Mr. Scott McMunn
                                    Mr. Paul Caldwell
                                    Mr. Andrew Briggs
                          Fax No.:  011-44-207-487-0562



                          with a copy to:

                          Cleary, Gottlieb, Steen & Hamilton
                          One Liberty Plaza
                          New York, NY  10006
                          Attn:  Lindsee P. Granfield, Esq.
                          Fax No.:  212-225-3999












                    REVOLVING CREDIT AND GUARANTY AGREEMENT

                          CREDIT AGRICOLE INDOSUEZ (NEW YORK)


                          By: __________________________________
                          Name:
                          Title:

                          Address:  666 Third Avenue
                                    New York, New York 10017
                          Attn:     Mr. Frederick Aase
                          Fax No.:  646-658-2051


















                    REVOLVING CREDIT AND GUARANTY AGREEMENT

                   BANK OF AMERICA, N.A.


                   By: ________________________________________________
                   Name:
                   Title:

                   Address:  231 South LaSalle Street, 16th Floor
                             Chicago, IL  60697
                   Attn: Business Credit-Account Executive for LTV Steel (IL1-231-16-33)
                   Fax No.:  312-974-8760














                    REVOLVING CREDIT AND GUARANTY AGREEMENT

                          BANKERS TRUST COMPANY


                          By: _____________________________________
                          Name:
                          Title:

                          Address:  130 Liberty Street, 27th Floor
                                    New York, NY  10006
                          Attn:     Mr. William Fitzgerald
                          Fax No.:  212-669-0090





















                    REVOLVING CREDIT AND GUARANTY AGREEMENT

                          ABLECO FINANCE LLC


                          By: __________________________________
                          Name:
                          Title:

                          Address:  450 Park Avenue, 28th Floor
                                    New York, NY  10027
                          Attn:     Mr. Eric F. Miller
                          Fax No.:  212-758-5305















                    REVOLVING CREDIT AND GUARANTY AGREEMENT

                          GMAC COMMERCIAL CREDIT LLC


                          By: ___________________________________
                          Name:
                          Title:

                          Address:  One Penn Plaza, 9th Floor
                                    New York, NY  10119
                          Attn:     Mr. Daniel Murray
                          Fax No.:  212-884-7313
















                    REVOLVING CREDIT AND GUARANTY AGREEMENT

                          MELLON BANK, N.A.


                          By: ______________________________________
                          Name:
                          Title:

                          Address:  One Mellon Bank Center, Room 1525
                                    Pittsburgh, PA  15258-0001
                          Attn:     Mr. Gary Saul
                          Fax No.:  412-236-1174

























                    REVOLVING CREDIT AND GUARANTY AGREEMENT

                          NATIONAL CITY BANK


                          By: ___________________________________
                          Name:
                          Title:

                          Address:  1900 East 9th Street, Loc. 2077
                                    Cleveland, OH  44114
                          Attn:     Mr. Bill McDonnell
                          Fax No.:  216-222-0003














                    REVOLVING CREDIT AND GUARANTY AGREEMENT

                           CHASE SECURITIES INC.,
                             as agent for The Chase Manhattan Bank


                           By: ______________________________________
                           Name:
                           Title:

                           Address:  c/o Chase Manhattan Bank
                                     1 Chase Manhattan Plaza, 8th Floor
                                     New York, NY  10081
                           Attn:     Mr. Vincent Catis,
                                     SPS High Yield Loan Trading
                           Fax No.:  212-552-5642



















                    REVOLVING CREDIT AND GUARANTY AGREEMENT

                          THE SUMITOMO MITSUI BANKING CORPORATION


                          By: __________________________________
                          Name:
                          Title:

                          Address:  277 Park Avenue
                                    New York, NY  10172
                          Attn:     Loan Restructuring Department
                          Fax No.:  212-224-4186


















                    REVOLVING CREDIT AND GUARANTY AGREEMENT

                          D.K. ACQUISITION PARTNERS, G.P.


                          By: ______________________________________
                          Name:
                          Title:

                          Address:  885 Third Avenue, Suite 3300
                                    New York, NY  10022
                          Attn:     Mr. Victor M. Simonte
                          Fax No.:  212-371-4318
















                    REVOLVING CREDIT AND GUARANTY AGREEMENT

                          KEY BANK OF WASHINGTON


                          By: _______________________________________
                          Name:
                          Title:

                          Address:  127 Public Square, 6th Floor
                                    Cleveland, OH  44114-1306
                          Attn:     Mr. Art Cutler and Mr. George Adams
                          Fax No.:  216-689-8468












                    REVOLVING CREDIT AND GUARANTY AGREEMENT

                          GENERAL ELECTRIC CAPITAL CORPORATION


                          By: ___________________________________
                          Name:
                          Title:

                          Address:  Commercial Finance
                                    60 Long Ridge Road
                                    Stamford, CT  06927
                          Attn:     Mr.Gregory Hong
                          Fax No.:  203-316-7978

















                    REVOLVING CREDIT AND GUARANTY AGREEMENT

                                     ANNEX A
                                       to

                     REVOLVING CREDIT AND GUARANTY AGREEMENT

                            Dated as of March 20, 2001




BANK                                           COMMITMENT           COMMITMENT
                                                 AMOUNT             PERCENTAGE

The Chase Manhattan Bank                     $49,869,998.04           8.5707%

Abbey National Treasury Services Plc        $222,510,626.39          38.2407%

Credit Agricole Indosuez (New York)          $60,717,113.07          10.4348%

Bank of America, N.A.                        $29,267,162.27           5.0299%

Bankers Trust Company                        $29,267,162.27           5.0299%

Ableco Finance LLC                           $24,389,301.89           4.1915%

GMAC Commercial Credit LLC                   $22,438,157.73           3.8562%

Mellon Bank, N.A.                            $22,438,157.73           3.8562%

National City Bank                           $22,438,157.73           3.8562%

Chase Securities Inc., as agent for
The Chase Manhattan Bank                     $12,682,436.98           2.1796%


The Sumitomo Mitsui Banking Corporation      $22,438,157.73           3.8562%

D.K. Acquisition Partners, G.P.              $29,267,162.27           5.0299%

Key Bank of Washington                       $19,511,441.51           3.3532%

General Electric Capital Corporation         $14,633,581.13           2.5149%

Total:                                      $581,868,616.74         100.0000%

                                                                Exhibit A to the
                                                            Revolving Credit and
                                                              Guaranty Agreement

                              FORM OF FINAL ORDER

                                                                Exhibit B to the
                                                            Revolving Credit and
                                                              Guaranty Agreement



                              FORM OF SECURITY AND
                                PLEDGE AGREEMENT

                                                                Exhibit C to the
                                                            Revolving Credit and
                                                              Guaranty Agreement

                           FORM OF OPINION OF COUNSEL

                                                                Exhibit D to the
                                                            Revolving Credit and
                                                              Guaranty Agreement

                       FORM OF ASSIGNMENT AND ACCEPTANCE

                                                                Exhibit E to the
                                                            Revolving Credit and
                                                              Guaranty Agreement

                       FORM OF BORROWING BASE CERTIFICATE

                                  SCHEDULE 1.1

                           EXISTING LETTERS OF CREDIT

                                  SCHEDULE 3.01

                            GOOD STANDING EXCEPTIONS

                                 SCHEDULE 3.05

                                  SUBSIDIARIES

                                 SCHEDULE 3.06

                                      LIENS

                                  SCHEDULE 3.07

                              COMPLIANCE WITH LAWS

                                 SCHEDULE 3.10

                                   LITIGATION